Exhibit 10.4

EMPLOYEE MATTERS AGREEMENT

BY AND BETWEEN

BAXTER INTERNATIONAL INC.

AND

BAXALTA INCORPORATED

DATED AS OF JUNE 30, 2015

EMPLOYEE MATTERS AGREEMENT

i

ii

This EMPLOYEE MATTERS AGREEMENT dated as of June 30, 2015, is by and between BAXTER INTERNATIONAL INC., a Delaware corporation (“Baxter”), and BAXALTA INCORPORATED, a Delaware corporation (“Baxalta”).

RECITALS:

WHEREAS, the Baxter Board has determined that it is appropriate and advisable to separate the Baxalta Business from the Baxter Business;

WHEREAS, to achieve the foregoing, the Parties have executed a Separation and Distribution Agreement which provides for, among other things, the contribution from Baxter to Baxalta of certain Assets, the assumption by Baxalta of certain Liabilities from Baxter, the distribution by Baxter of Baxalta Common Stock to Baxter shareholders, and the execution and delivery of this Agreement and certain other agreements to facilitate and provide for the foregoing, in each case subject to the terms and conditions set forth therein;

WHEREAS, the Employees of the Baxalta Business are currently employed by the Baxter Group and are expected to become Employees of the Baxalta Group; and

WHEREAS, this Agreement describes the principal employment, compensation and employee benefit plan arrangements between the Parties.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

AGREEMENT

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. The following capitalized terms as used in this Agreement shall have the meaning set forth below unless otherwise specified herein:

“Adjusted Baxter Award” means a Baxter Option or Baxter RSU Award, as adjusted in accordance with Section 6.01(a).

“Adjusted Baxalta Stock Value” means the product obtained by multiplying (i) the Baxalta When-Issued Price times (ii) the Distribution Ratio.

“Adjusted Option Value” means (i) the Baxter Stock Value minus (ii) the per share exercise price of the Baxter Option immediately prior to the Distribution Date.

“Affiliate” has the meaning set forth in the Separation and Distribution Agreement.

“Agreement” means this Employee Matters Agreement and each of the Schedules hereto.

“Applicable Closing Date” has the meaning set forth in Section 4.01(a).

“Asset” has the meaning set forth in the Separation and Distribution Agreement.

“Baxalta” has the meaning set forth in the Preamble.

“Baxalta Award” means a Baxalta Option, Baxalta PSU Award, or Baxalta RSU Award granted pursuant to Section 6.01.

“Baxalta Benefit Plan” means, following the Distribution, each Benefit Plan sponsored by, maintained by, or contributed to by the Baxalta Group, provided that such term shall include, following the consummation of a Local Closing Transaction, each Benefit Plan sponsored by, maintained by, or contributed to by the applicable Deferred Baxalta Local Business.

“Baxalta Board” means the Baxalta board of directors.

“Baxalta Business” has the meaning set forth in the Separation and Distribution Agreement.

“Baxalta Change of Control” has the meaning set forth in Section 6.01(b).

“Baxalta Common Stock” has the meaning set forth in the Separation and Distribution Agreement.

“Baxalta DCP” means the Baxalta Incorporated and Subsidiaries Deferred Compensation Plan.

“Baxalta Directors’ DCP” means the Baxalta Incorporated Directors’ Deferred Compensation Plan.

“Baxalta Directors’ Plan” means the Baxalta Incorporated Non-Employee Director Compensation Plan.

“Baxalta Employee” means any Employee who is (i) employed by the Baxalta Group as of immediately prior to the Distribution Date, (ii) a Post-Distribution Baxalta Employee, (iii) designated prior to the Distribution Date by Baxter as an individual whose employment is to transfer from the Baxter Group to the Baxalta Group, whether or not such transfer occurs prior to, upon or after the Distribution Date or (iv) designated as a Baxalta Employee by joint agreement of the Parties (in all cases, other than an Employee who is designated by Baxter prior to the Distribution Date as intended not to transfer to the Baxalta Group).

“Baxalta Equity Plan” means the Baxalta Incorporated 2015 Equity Plan.

“Baxalta ESPP” means the Baxalta Incorporated Employee Stock Purchase Plan.

“Baxalta Former Employee” means a Former Employee who, immediately prior to such individual’s termination of employment with or by the Baxter Group, either (i) was designated by Baxter as an Employee whose employment was to transfer to the Baxalta Group or (ii) if not so designated by Baxter, was primarily employed or engaged in the Baxalta Business (other than a Former Employee who was designated by Baxter as intended to become a Baxter Retained Employee).

“Baxalta Group” means Baxalta and its Subsidiaries.

“Baxalta Health and Welfare Plan” means, following the Distribution, a Health and Welfare Plan sponsored by, maintained by, or contributed to by the Baxalta Group.

“Baxalta IIP” means the Baxalta Incorporated and Subsidiaries Incentive Investment Plan.

“Baxalta Incentive Plan” means the Baxalta 2015 Incentive Plan.

“Baxalta Pension Plan” means the Baxalta Incorporated and Subsidiaries Pension Plan.

“Baxalta Percentage” means the quotient obtained by dividing (i) the Adjusted Baxalta Stock Value by (ii) the Combined Stock Value.

“Baxalta Pre-Distribution Option Value” means the quotient obtained by dividing (i) the product obtained by multiplying (A) the Adjusted Option Value times (B) the Baxalta Percentage by (ii) the Distribution Ratio.

“Baxalta Retiree Health Care Plan” means the Baxalta Incorporated and Subsidiaries Retiree Plan.

“Baxalta SERP” means the Baxalta Incorporated and Subsidiaries Supplemental Pension Plan.

“Baxalta SIP” has the meaning set forth in Section 3.02(h).

“Baxalta Stock Value” means the quotient obtained by dividing (i) the product obtained by multiplying (A) the Baxter Stock Value by (B) the Baxalta Percentage, by (ii) the Distribution Ratio.

“Baxalta When-Issued Price” means the volume weighted average per share price, as reported on the NYSE, of Baxalta Common Stock trading “when-issued” during Regular Trading Hours on the final five Trading Days immediately preceding the Effective Time.

“Baxter” has the meaning set forth in the Preamble.

“Baxter Benefit Plan” means a Benefit Plan sponsored by, maintained by, or contributed to by the Baxter Group.

“Baxter Board” means the Baxter board of directors.

“Baxter Business” has the meaning set forth in the Separation and Distribution Agreement.

“Baxter Change of Control” has the meaning set forth in Section 6.01(b).

“Baxter Common Shares” has the meaning set forth in the Separation and Distribution Agreement.

“Baxter Compensation Committee” means the compensation committee of the Baxter Board.

“Baxter DCP” means the Baxter International Inc. and Subsidiaries Deferred Compensation Plan.

“Baxter Directors’ DCP” means the Baxter International Inc. Directors’ Deferred Compensation Plan, as amended and restated effective January 1, 2014.

“Baxter Directors’ Plan” means the Baxter International Inc. Non-Employee Director Compensation Plan.

“Baxter ESPP” means the Baxter International Inc. Employee Stock Purchase Plan.

“Baxter Ex-Distribution Price” means the volume weighted average per share price, as reported on the NYSE, of Baxter Common Shares trading “ex-distribution” during Regular Trading Hours on the final five Trading Days immediately preceding the Effective Time.

“Baxter Former Employee” means a Former Employee who is not a Baxalta Former Employee.

“Baxter Group” means Baxter and its Subsidiaries (excluding, after the Distribution, any member of the Baxalta Group).

“Baxter Health and Welfare Plan” means a Health and Welfare Plan sponsored by, maintained by, or contributed to by the Baxter Group.

“Baxter IIP” means the Baxter International Inc. and Subsidiaries Incentive Investment Plan.

“Baxter Pension Plan” means the Baxter International Inc. and Subsidiaries Pension Plan.

“Baxter Percentage” means the quotient obtained by dividing (i) the Baxter Ex-Distribution Price by (ii) the Combined Stock Value.

“Baxter Pre-Distribution Option Value” means the product obtained by multiplying (i) the Adjusted Option Value times (ii) the Baxter Percentage.

“Baxter Pre-Distribution Stock Value” means the product obtained by multiplying (i) the Baxter Stock Value by (ii) the Baxter Percentage.

“Baxter Puerto Rico Pension Plan” shall have the meaning set forth in Section 3.01(h).

“Baxter Retained Employee” means any Employee other than a Baxalta Employee.

“Baxter Retiree Health Care Plan” means the Baxter International Inc. and Subsidiaries Retiree Plan.

“Baxter SERP” means the Baxter International Inc. and Subsidiaries Supplemental Pension Plan.

“Baxter SIP” has the meaning set forth in Section 3.02(h).

“Baxter Stock Programs” means, collectively, (i) the Baxter International Inc. 2000 Incentive Plan, (ii) the Baxter International Inc. 2001 Incentive Plan, (iii) the Baxter International Inc. 2003 Incentive Plan, (iv) the Baxter International Inc. 2007 Incentive Plan, (v) the Baxter International Inc. 2011 Incentive Plan, (vi) the Baxter International Inc. 2015 Incentive Plan, and (vii) any similar prior Baxter plans and all sub-plans or equity plans related to any of the foregoing, together with any incentive compensation program or arrangement that governs the terms of equity-based incentive awards assumed by the Baxter Group in connection with a corporate transaction and that is maintained by the Baxter Group immediately prior to the Distribution Date, and any sub-plans established under those programs.

“Baxter Stock Value” means the volume weighted average per share price, as reported on the NYSE, of Baxter Common Shares trading “regular-way” during Regular Trading Hours on the final five Trading Days immediately preceding the Effective Time.

“Benefit Plan” means any (i) “employee benefit plan,” as defined in ERISA Section 3(3) (whether or not such plan is subject to ERISA); and (ii) employment, compensation, severance, salary continuation, bonus, thirteenth month, incentive, retirement, thrift, superannuation, savings, pension, workers’ compensation, termination benefit (including termination notice requirements), termination indemnity, other indemnification, supplemental unemployment benefit, redundancy pay, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, stock appreciation right, restricted stock, “phantom” stock, performance share unit, restricted stock unit, other stock-based incentive, change in control, paid time off, perquisite, fringe benefit, vacation, disability, life, or other insurance, death benefit, hospitalization, medical, or other compensatory or benefit plan, program, fund, agreement, arrangement, or policy of any kind (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated), and any trust, escrow or similar agreement related thereto, whether or not funded, excluding any plan, program, fund, agreement, arrangement, or policy (other than for workers’ compensation Liabilities) that is mandated by and maintained solely pursuant to applicable Law.

“COBRA” means coverage required by Code Section 4980B or ERISA Section 601 et. seq.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combined Stock Value” means the sum of (i) the Baxter Ex-Distribution Price and (ii) the Adjusted Baxalta Stock Value.

“Conveyance and Assumption Instruments” has the meaning set forth in the Separation and Distribution Agreement.

“Deferred Baxalta Local Business” has the meaning set forth in the Separation and Distribution Agreement.

“Distribution” has the meaning set forth in the Separation and Distribution Agreement.

“Distribution Date” has the meaning set forth in the Separation and Distribution Agreement.

“Distribution Ratio” means the number of shares of Baxalta Common Stock distributed in the Distribution in respect of one Baxter Common Share.

“Effective Time” has the meaning set forth in the Separation and Distribution Agreement.

“Employee” means an employee of the Baxter Group or the Baxalta Group, as applicable, including any employee absent from work on account of long-term disability or workers’ compensation leave (in each case, unless treated as a separated employee for employment purposes), vacation, jury duty, funeral leave, personal leave, sickness, short-term disability, military leave, family leave, pay continuation leave, or other approved leave of absence or for whom an obligation to recall, rehire or otherwise return to employment exists under a contractual obligation or Law.

“Employee Agreement” means any employment contract, whether written or unwritten, between a member of the Baxter Group and an Employee or Former Employee, including any standard form employee agreement customarily signed by certain Employees of the Baxter Group and any other form of employment agreement signed or otherwise effective under applicable local Law.

“Employee Recoupment Asset” means an employer’s right to repayment from an employee in respect of a tax equalization payment, sign-on bonus payment, relocation expense payment, tuition payment, reimbursement, loan, or other similar item, including any agreement related thereto.

“Employment Tax” means withholding, payroll, social security, workers’ compensation, unemployment, disability and any similar tax imposed by any Tax Authority or social security authority, and any interest, penalties, additions to tax, or additional amounts with respect to the foregoing imposed on any taxpayer or consolidated, combined, or unitary group of taxpayers. With respect to any Employment Tax, the term “Tax Authority” means the governmental entity or political subdivision thereof that imposes such Employment Tax, and the agency (if any) charged with the collection of such Employment Tax for such entity or subdivision.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“ESOP” means an employee stock ownership plan, as defined in ERISA Section 407(d)(6) and Code Section 4975(e)(7).

“Former Employee” means any individual whose employment with the Baxter Group terminated on or prior to the Distribution Date, excluding any employee absent from work immediately prior to the Distribution Date on account of long-term disability or workers’ compensation leave (in each case, to the extent not treated as a separated employee for employment purposes), vacation, jury duty, funeral leave, personal leave, sickness, short-term disability, military leave, family leave, pay continuation leave, or other approved leave of absence or for whom an obligation to recall, rehire or otherwise return to employment exists under a contractual obligation or Law.

“Health and Welfare Plan” means any Benefit Plan established or maintained to provide, through the purchase of insurance or otherwise, medical, dental, prescription, vision, short-term disability, long-term disability, death benefits, life insurance, accidental death and dismemberment insurance, business travel accident insurance, employee assistance program, group legal services, wellness, cafeteria (including premium payment, health care flexible spending account, and dependent care flexible spending account components), travel reimbursement, transportation, vacation benefits, apprenticeship or other training programs, day care centers, or prepaid legal services benefits, including any “employee welfare benefit plan” (as defined in ERISA Section 3(1)) that is not a severance plan.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“Incurred Claim” means a Liability related to services or benefits provided under a Benefit Plan, and shall be deemed to be incurred: (i) with respect to medical, dental, vision, and prescription drug benefits, upon the rendering of services giving rise to such Liability; (ii) with respect to death benefits, life insurance, accidental death and dismemberment insurance, and business travel accident insurance, upon the occurrence of the event giving rise to such Liability; (iii) with respect to disability benefits, upon the date of disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such Liability; (iv) with respect to a period of continuous hospitalization, upon the date of admission to the hospital; and (v) with respect to tuition reimbursement or adoption assistance, upon completion of the requirements for such reimbursement or assistance, whichever is applicable.

“International Commercial Operations Agreement” has the meaning set forth in the Separation and Distribution Agreement.

“Law” has the meaning set forth in the Separation and Distribution Agreement.

“Liabilities” has the meaning set forth in the Separation and Distribution Agreement.

“Local Closing Transaction” means the local closing transaction involving a Deferred Baxalta Local Business.

“Non-U.S. Baxter Benefit Plan” means a Baxter Benefit Plan established, maintained, or contributed to by the Baxter Group that is primarily for the benefit of Employees or Former Employees who work primarily outside of the United States.

“Non-U.S. Baxalta Benefit Plan” means a Baxalta Benefit Plan established, maintained, or contributed to by the Baxalta Group that is primarily for the benefit of Employees or Former Employees who work primarily outside of the United States.

“Non-U.S. Baxalta Employee” means a Baxalta Employee who works primarily outside of the United States.

“Non-U.S. Health and Welfare Plan” means a Health and Welfare Plan established, maintained, or contributed to by the Baxter Group or the Baxalta Group, as applicable, that is primarily for the benefit of Employees (including Former Employees or Baxalta Former Employees, as appropriate) who work primarily outside of the United States.

“Offering” has the meaning set forth in the Baxter ESPP.

“Offering Commencement Date” has the meaning set forth in the Baxter ESPP.

“Offering End Date” has the meaning set forth in the Baxter ESPP.

“Option” means (i) when immediately preceded by “Baxter,” an option to purchase one or more Baxter Common Shares granted under a Baxter Stock Program and outstanding immediately prior to the Distribution Date (whether or not then vested or exercisable); (ii) when immediately preceded by “Adjusted Baxter,” an option to purchase one or more Baxter Common Shares adjusted in accordance with Section 6.01 or Section 6.04; and (iii) when immediately preceded by “Baxalta,” an option to purchase one or more shares of Baxalta Common Stock granted by Baxalta in accordance with Section 6.01 or Section 6.04.

“Parties” means the parties to this Agreement.

“Pension Eligibility Date” has the meaning set forth in Section 3.01(c)(i).

“Pension Split Date” has the meaning set forth in Section 3.01(a).

“Post-Distribution Baxalta Employee” means any Employee whose intended transfer from the Baxter Group to the Baxalta Group in connection with the Distribution is to occur after the Distribution Date, including (i) each Employee named as a Post-Distribution Baxalta Employee in Schedule 1.01, which lists those Employees transferring only upon a Local Closing Transaction if employed in connection with a Deferred Baxalta Local Business and (ii) any other Employee whose intended transfer from the Baxter Group to the Baxalta Group in connection with the Distribution is to occur after the Distribution Date, including any Employee hired on or after the Distribution Date (but prior to the applicable Transfer Date) to the extent such Employee is primarily related to a Deferred Baxalta Local Business or is hired to replace any terminated or departing Employee who would have otherwise been a Post-Distribution Baxalta Employee.

“PSU Award” means (i) when immediately preceded by “Baxter,” a performance share unit award granted pursuant to a Baxter Stock Program and outstanding immediately prior to the Distribution Date; (ii) when immediately preceded by “Adjusted Baxter,” a performance share unit award granted pursuant to a Baxter Stock Program adjusted in accordance with Section 6.01; and (iii) when immediately preceded by “Baxalta,” a performance share unit award granted by Baxalta in accordance with Section 6.01.

“QDRO” means a qualified domestic relations order within the meaning of ERISA Section 206(d) and Code Section 414(p).

“Regular Trading Hours” means the period beginning at 9:30 A.M. New York City time and ending 4:00 P.M. New York City time.

“RSU Award” means (i) when immediately preceded by “Baxter,” a restricted stock unit award granted pursuant to a Baxter Stock Program and outstanding immediately prior to the Distribution Date; (ii) when immediately preceded by “Adjusted Baxter,” a restricted stock unit award granted pursuant to a Baxter Stock Program adjusted in accordance with Section 6.01 or Section 6.04; and (iii) when immediately preceded by “Baxalta,” a restricted stock unit award granted by Baxalta in accordance with Section 6.01 or Section 6.04.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Separation” has the meaning set forth in the Separation and Distribution Agreement.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement by and between the Parties, dated as of June 30, 2015.

“Shared Plan Replacement Date” means the date of the establishment of the applicable Non-U.S. Baxalta Benefit Plan.

“Subsidiary” has the meaning set forth in the Separation and Distribution Agreement.

“Trading Day” means the period of time during any given calendar day, commencing with the determination of the opening price on the NYSE and ending with the determination of the closing price on the NYSE, in which trading and settlement in Baxter Common Shares or Baxalta Common Stock, as applicable, is permitted on the NYSE.

“Transfer Date” means, with respect to each (i) Baxalta Employee (other than a Post-Distribution Baxalta Employee), the Distribution Date; and (ii) Post-Distribution Baxalta Employee, the date on which such person first becomes employed by the Baxalta Group following the Distribution Date. With respect to each Post-Distribution Baxalta Employee who is not employed by a Deferred Baxalta Local Business, “Transfer Date” means the date determined jointly by Baxter and Baxalta, or in the absence of such agreement, such date as Baxter may determine based on the facts and circumstances applicable to such Post-Distribution Baxalta Employee.

“Transferred Employee” has the meaning set forth in Section 2.02(a)(i).

“Transferred Flexible Spending Account Balances” has the meaning set forth in Section 5.01(c)(iii).

“Transferred Non-U.S. Employee” means a Transferred Employee who works primarily outside of the United States.

“Transition Services Agreement” has the meaning set forth in the Separation and Distribution Agreement.

“United States” means, when used in a territorial sense, the fifty states of the United States of America and the District of Columbia, but does not, unless otherwise specifically provided, include Puerto Rico or any other territory of the United States.

“USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

ARTICLE II

GENERAL PRINCIPLES

Section 2.01 Allocation of Liabilities.

(a) Baxalta Liabilities. Except as expressly provided in this Agreement, Baxalta hereby assumes (or retains) and agrees to pay, perform, fulfill, and discharge all Liabilities to the extent relating to, arising out of, or resulting from or with respect to:

(i) the employment (or termination of employment), including with respect to any statutory or other Liabilities (whether those Liabilities are otherwise the legal responsibility of the Baxter Group or the Baxalta Group) triggered by or in connection with the Separation, of each Transferred Employee by the Baxter Group up to the applicable Transfer Date and by the Baxalta Group on and after the applicable Transfer Date (including, in each case, all Liabilities with respect to any such Baxalta Employee relating to, arising out of, or resulting from Employment Taxes, Employee Agreements, any Baxter Benefit Plan or any Baxalta Benefit Plan);

(ii) the retention of any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker or any other individual in any other similar relationship to the extent the services provided by any such individual were primarily related to the Baxalta Group or the Baxalta Business; provided that, for the avoidance of doubt, this Agreement is not intended to, and does not, address any Liabilities in respect of the services provided by consulting firms, investment advisory firms, valuation advisory firms, legal advisors or other third-party entities retained to provide advice with respect to or in connection with the Separation and Distribution; and

(iii) Liabilities and responsibilities expressly assumed or retained by Baxalta pursuant to this Agreement.

(b) Baxter Liabilities. Except as expressly provided in this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement other than any Conveyance and Assignment Instrument (to the extent such Ancillary Agreement provides for allocation of Liability related to services to be provided after the Distribution Date), Baxter hereby retains (or assumes) and agrees to pay, perform, fulfill, and discharge all Liabilities to the extent relating to, arising out of, or resulting from:

(i) the employment (or termination of employment) of each Baxter Retained Employee by the Baxter Group prior to, on, or after the Distribution Date (including all Liabilities with respect to any such Baxter Retained Employee to the extent relating to, arising out of, or resulting from Employment Taxes, Employee Agreements or any Baxter Benefit Plan);

(ii) the employment (or termination of employment) of each Former Employee and each Baxalta Employee unless and until such Baxalta Employee becomes a Transferred Employee (including all Liabilities to the extent relating to, arising out of, or resulting from Employment Taxes, Employee Agreements or any Baxter Benefit Plan);

(iii) the retention of any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, non-payroll worker or any other individual in any other similar relationship to the extent the services provided by any such individual were primarily related to the Baxter Group or the Baxter Business; provided that, for the avoidance of doubt, this Agreement is not intended to, and does not, address any Liabilities in respect of the services provided by consulting firms, investment advisory firms, valuation advisory firms, legal advisors or other third-party entities retained to provide advice with respect to or in connection with the Separation and Distribution; and

(iv) Liabilities and responsibilities expressly retained or assumed by Baxter pursuant to this Agreement.

(c) Other Liabilities. To the extent that this Agreement does not cover particular Liabilities or responsibilities that relate to, arise out of, or result from employment (or termination of employment), Employment Taxes, Employee Agreements or any Benefit Plan and the Parties later determine that they should be allocated in connection with the Separation, such Liabilities and responsibilities shall be handled in a manner similar to the manner in which this Agreement handles comparable Liabilities and responsibilities, subject to the mutual agreement of the Parties.

(d) Labor Relations. To the extent required by applicable Law or any contract or arrangement with a labor union, works council or similar employee organization, Baxalta shall provide notice, engage in consultation and take any similar action which may be required after the Distribution Date on its part in connection with the Separation and shall fully indemnify each member of the Baxter Group against any Liabilities arising from its failure to comply with such requirements.

Section 2.02 Employment with Baxalta.

(a) Employment Transfers. The Parties intend for Baxalta Employees to transfer to the Baxalta Group and shall use their respective best efforts and cooperate with each other to effectuate this intent.

(i) Except as otherwise mutually agreed upon by the Parties, as of each Baxalta Employee’s Transfer Date, the Baxalta Group shall: (A) continue to employ (on a basis consistent with Section 2.02(b)) each Baxalta Employee employed in a jurisdiction where employment continues automatically by operation of Law (and such individual does not object, where such right exists under applicable Law); (B) offer to employ (on a basis consistent with Section 2.02(b)) each Baxalta Employee employed in a jurisdiction where employment does not continue automatically by operation of Law; and (C) offer to employ (on a basis consistent with Section 2.02(b) or as otherwise required by applicable Law) each Former Employee who would have been a Baxalta Employee had such Former Employee been employed on the Distribution Date, and whose right to re-employment is protected by any applicable Law, including any Former Employee covered by USERRA. Each Baxalta Employee who accepts an offer of employment with the Baxalta Group, or who continues employment with the Baxalta Group following his or her Transfer Date automatically by operation of Law (and does not object where such right exists under applicable Law), as the case may be, will be referred to in this Agreement as a “Transferred Employee.”

(ii) The Baxter Group may terminate the employment of any Baxalta Employee who does not become a Transferred Employee as of his or her intended Transfer Date, or, if such Baxalta Employee cannot be terminated in accordance with applicable Law or otherwise, then the Baxter Group may terminate any other Employee of the Baxter Group whose employment (in the sole judgment of Baxter) is made redundant as a result of the continued retention of such Baxalta Employee. The Baxter Group may also terminate the employment of any Baxalta Employee if retaining such Employee would constitute a violation of applicable Laws or the Baxter Code of Conduct. Baxalta will be responsible for, and will indemnify the Baxter Group from and against, any Liabilities incurred or payments made (including any severance payments made) in connection with the termination of a Baxalta Employee or any other Employee of the Baxter Group pursuant to this Section 2.02(a)(ii) to the extent of any payment occurring on or after the Distribution Date.

(b) Compensation and Benefits.

(i) Except as expressly provided in this Agreement or in local Conveyance and Assumption Instruments, no Transferred Employee shall participate in any Baxter Benefit Plan following his or her Transfer Date.

(ii) Except as expressly provided in this Agreement or as otherwise required by applicable Law, the Baxalta Group shall provide to each Transferred Employee as of his or her Transfer Date (A) base salary at the same rate as provided to that Transferred Employee immediately prior to the Transfer Date, (B) cash incentive compensation opportunities that are comparable in the aggregate to those offered under the corresponding Baxter Benefit Plan(s) immediately prior to the Transfer Date, and (C) benefits under the other Baxalta Benefit Plans that are comparable in the aggregate to benefits provided under the corresponding Baxter Benefit Plans immediately prior to the Transfer Date. Nothing in the preceding sentence shall prevent the Baxalta Group from modifying the compensation and benefits of a Transferred Employee after such Transferred Employee’s Transfer Date.

(c) Service Credit. Except as otherwise expressly provided in this Agreement or to the extent it would result in a duplication of benefits, Baxalta and each Baxalta Benefit Plan shall, to the extent permitted in accordance with applicable Law, give each Transferred Employee credit for all service with the Baxter Group and shall calculate such service as it would be calculated by Baxter or under the corresponding Baxter Benefit Plan as of the applicable Transfer Date.

Section 2.03 Establishment of Baxalta Plans.

(a) Generally.

(i) U.S. Prior to the Distribution Date, Baxalta shall adopt Benefit Plans (and related trusts, if applicable, as determined by the Parties) with terms comparable in the aggregate to those of the corresponding Baxter Benefit Plans in the U.S., including in particular those listed in Schedule 2.03(a); provided, however, that Baxalta may limit participation in any Baxalta Benefit Plan to Transferred Employees who participated in the corresponding Baxter Benefit Plan immediately prior to the applicable Transfer Date.

(ii) Non-U.S. (excluding Puerto Rico). Prior to the Distribution Date, the Baxalta Group shall, except as otherwise mutually agreed upon by the Parties, adopt Non-U.S. Baxalta Benefit Plans (excluding Non-U.S. Baxalta Benefit Plans with respect to Non-U.S. Baxalta Employees residing in Puerto Rico), with terms comparable in the aggregate to those of the corresponding Non-U.S. Baxter Benefit Plans; provided, however, that Baxalta may limit participation in any such Non-U.S. Baxalta Benefit Plan to Non-U.S. Baxalta Employees who are Transferred Employees and who participated in the corresponding Non-U.S. Baxter Benefit Plan immediately prior to the applicable Transfer Date. As described in Article IV, or as otherwise mutually agreed upon by the Parties from time to time, the Baxter Group shall, or shall cause the applicable Non-U.S. Baxter Benefit Plan’s related trust to, transfer to the Baxalta Group or the relevant Non-U.S. Baxalta Benefit Plan’s related trust, an amount equal to the trust Assets, insurance reserves, and other Assets of each Non-U.S. Baxter Benefit Plan relating to the Liabilities of such Non-U.S. Baxter Benefit Plan assumed by Baxalta or such Non-U.S. Baxalta Benefit Plan in accordance with this paragraph. To the extent a Non-U.S. Baxter Benefit Plan is not required to be funded by applicable Law or is not voluntarily funded, there shall be no transfer of assets by the Non-U.S. Baxter Benefit Plan or by the Baxter Group. As described in Article IV, or as otherwise mutually agreed upon by the Parties from time to time, the Baxalta Group shall, or shall cause the relevant Non-U.S. Baxalta Benefit Plan to, assume the Liabilities of the corresponding Non-U.S.

Baxter Benefit Plan with respect to all benefits accrued under that Non-U.S. Baxter Benefit Plan by Non-U.S. Baxalta Employees (other than Non-U.S. Employees residing in Puerto Rico) who are Transferred Employees.

(iii) Puerto Rico. Prior to the Distribution Date, the Baxalta Group shall, except as otherwise provided in Article III or as mutually agreed upon by the Parties, adopt Non-U.S. Baxalta Benefit Plans with respect to Non-U.S. Baxalta Employees residing in Puerto Rico, with terms comparable in the aggregate to those of the corresponding Non-U.S. Baxter Benefit Plans; provided, however, that Baxalta may limit participation in any such Non-U.S. Baxalta Benefit Plan to Non-U.S. Baxalta Employees who are Transferred Employees and who participated in the corresponding Non-U.S. Baxter Benefit Plan immediately prior to the applicable Transfer Date; provided further that to the extent permitted by applicable Law, the Baxalta Group may provide for Non-U.S. Baxalta Employees residing in Puerto Rico to participate in a Baxalta Benefit Plan maintained for Baxalta Employees residing in the United States, in which event such Baxalta Benefit Plan shall be considered a Non-U.S. Baxalta Benefit Plan with respect to the portion applicable to such Non-U.S. Baxalta Employees. As described in Article III, or as otherwise mutually agreed upon by the Parties from time to time, the Baxter Group shall, or shall cause the applicable Non-U.S. Baxter Benefit Plan’s related trust to, transfer to the Baxalta Group or the relevant Non-U.S. Baxalta Benefit Plan’s related trust, an amount equal to the trust Assets, insurance reserves, and other Assets of each Non-U.S. Baxter Benefit Plan relating to the Liabilities of such Non-U.S. Baxter Benefit Plan assumed by Baxalta or such Non-U.S. Baxalta Benefit Plan in accordance with this paragraph. As described in Article III, or as otherwise mutually agreed upon by the Parties from time to time, the Baxalta Group shall, or shall cause the relevant Non-U.S. Baxalta Benefit Plan to, assume the Liabilities of the corresponding Non-U.S. Baxter Benefit Plan with respect to all benefits accrued under that Non-U.S. Baxter Benefit Plan by Non-U.S. Baxalta Employees residing in Puerto Rico who are Transferred Employees.

(b) Plan Information and Operation. Baxter shall provide Baxalta with information describing each Baxter Benefit Plan election made by a Transferred Employee that may have application following the applicable Transfer Date. Baxalta shall determine, in its sole discretion, whether to administer the Baxalta Benefit Plans using those elections or to require Transferred Employees to submit new elections with respect to the Baxalta Benefit Plans. Except as provided in this Agreement, the Distribution and the transfer of any Employee’s employment to the Baxalta Group shall not cause a distribution from or payment of benefits under any Baxter Benefit Plan. Each Party shall, upon reasonable request, provide the other Party and the other Party’s respective Affiliates, agents, and vendors all information reasonably necessary to the other Party’s operation or administration of its Benefit Plans.

Section 2.04 Non-Hire; Non-Solicit.

(a) As of the Distribution Date and until the second anniversary of the Distribution Date, Baxter shall not, and shall cause the Baxter Group not to, solicit or hire or continue to keep employed (whether as an employee, consultant, contractor or otherwise) (i) any Baxalta Employee who was an Employee of the Baxter Group or Baxalta Group at any time during the six months prior to the Distribution Date; or (ii) any Baxalta Employee who has rejected any offer of employment made by the Baxalta Group in connection with Section 2.02(a)(i) (subject in each case to the terms of Section 2.02(a)(ii)); provided, however, that nothing in this Section 2.04(a) shall prohibit the Baxter Group from soliciting or hiring any individual who is involuntarily terminated by the Baxalta Group, or from continuing to employ any Post-Distribution Baxalta Employee.

(b) As of the Distribution Date and until the second anniversary of the Distribution Date, Baxalta shall not, and shall cause the Baxalta Group not to, solicit or hire (whether as an employee, consultant, contractor or otherwise) (i) any Baxter Retained Employee or Baxter Former Employee who was an Employee of the Baxter Group or the Baxalta Group within six months prior to the Distribution Date; or (ii) any Baxter Employee employed by the Baxalta Group who rejected any offer of employment made by the Baxter Group in connection with the Separation and Distribution; provided, however, that nothing in this Section 2.04(b) shall prohibit the Baxalta Group from soliciting or hiring any individual who is involuntarily terminated by the Baxter Group, from continuing to employ any Baxter Employee as required by applicable Law, or from employing any Baxter Employee (if any) whose transfer date to the Baxter Group by agreement of the Parties will occur after the Distribution Date.

(c) The Parties specifically acknowledge and agree that this provision is necessary to ensure stabilization of both companies after the Distribution and does not impede either company from competing in the marketplace or obtaining sufficient talent to effectively innovate, develop, grow, or sustain their respective businesses.

(d) The Parties further specifically acknowledge and agree that any remedy at law for any breach of this Section 2.04 shall be inadequate and that in the event of any actual or threatened breach of this Section 2.04, the non-breaching party, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage.

(e) The Parties specifically acknowledge and agree that an exception may be made to this provision at the sole discretion and with the written consent of the CVP and EVP, as applicable, of Human Resources of each Party. Any exception made shall not be used as precedent to compel or allow any further exceptions.

Section 2.05 Post-Distribution Employment in Deferred Baxalta Local Businesses. The following provisions shall apply to the Deferred Baxalta Local Businesses:

(a) During the period commencing on the Distribution Date and ending on the applicable Transfer Date, Baxter or its appropriate Affiliate shall manage the employment of each Post-Distribution Baxalta Employee consistently with its management of the employment of similar Baxter Employees in the ordinary course of business (including with respect to compensation, annual and other bonuses, and other compensation, subject to Section 2.05(a)(iii)(E) below); provided that Baxter and its Affiliates shall have no obligation to make any equity grant or provide any other equity incentive to any Post-Distribution Baxalta Employee on or after the Distribution Date, and Baxalta shall have no obligation to Baxter or any of its Affiliates in respect of any equity grant or other equity incentive that is provided by Baxter or its appropriate Affiliate to any Post-Distribution Baxalta Employee on or after the Distribution Date unless and except Baxter and Baxalta have agreed in writing otherwise. Baxalta shall be responsible for all cash compensation liabilities arising during such period; provided that the payment and reimbursement for such amounts shall occur in accordance with the International Commercial Operations Agreement. Baxter shall until the time of the applicable Local Closing Transaction (or such other Transfer Date with respect to any Post-Distribution Baxalta Employee):

(i) provide Baxalta or its appropriate Affiliate with notice of (A) any material amendment to the Baxter Code of Conduct to the extent applicable to the employment of a Post-Distribution Baxalta Employee or (B) the termination of any Post-Distribution Baxalta Employee due to a violation or potential violation of Law or the Baxter Code of Conduct, or otherwise pursuant to Section 2.02(a)(ii);

(ii) provide Baxalta or its appropriate Affiliate with at least 30 days’ advance written notice prior to (A) making any material substantive change to the Employee Agreement of a Post-Distribution Baxalta Employee unless such change is required by applicable Law; (B) making any change to the base salary of a Post-Distribution Baxalta Employee, other than an increase in the ordinary course of business (including any change required by Law or any contract existing as of the Distribution Date or otherwise approved by Baxalta) based on the Employee’s performance rating or seniority; or (C) making any modification to a Baxter Benefit Plan in which a Post-Distribution Baxalta Employee participates if such modification would result in a significant change in the cost of such plan to the employer or the participant; and

(iii) consult with and request a recommendation from Baxalta or its appropriate Affiliate prior to (A) hiring any individual (other than in the ordinary course to replace any individual whose employment has terminated, in which case Baxter shall consult with Baxalta or its appropriate Affiliate prior to such hiring) who will be classified as a Baxalta Employee unless such headcount addition was authorized prior to the Distribution Date, (B) terminating any Post-Distribution Baxalta Employee, except due to a violation of Law or the Baxter Code of Conduct, or otherwise pursuant to Section 2.02(a)(ii), (C) promoting any Post-Distribution Baxalta Employee to a position of Vice President or higher unless such promotion was authorized prior to the Distribution Date, (D) demoting any Post-Distribution Baxalta Employee, transferring any Post-Distribution Baxalta Employee to a location more than 20 miles from such Baxalta Employee’s current office location, or otherwise materially changing the role or responsibility of any Post-Distribution Baxalta Employee or (E) establishing targets or goals for bonus and other incentive compensation awards granted to Post-Distribution Baxalta Employees by Baxter or any member of the Baxter Group.

(b) Except as otherwise mutually agreed upon by the Parties (such as in a Conveyance and Assumption Instrument or other agreement), if a Baxalta Employee’s transfer of employment to the Baxalta Group upon the consummation of a Local Closing Transaction or otherwise causes, at the time of such transfer, a forfeiture of awards granted prior to the Distribution Date under a Baxter Stock Program (or successor thereto), Baxter shall not have any obligation, Liability or responsibility to such Baxalta Employee with respect to such forfeited awards, and Baxalta shall equitably compensate the affected Baxalta Employee for such forfeited awards in a manner determined by Baxalta in its sole discretion. The foregoing sentence shall not preclude the Parties from making arrangements, if allowed by the Baxter Stock Program (or successor thereto) and applicable Law, to permit affected Baxalta Employees to continue to hold, after the Local Closing Transaction or other Transfer Date, awards granted prior to the Distribution Date under a Baxter Stock Program (or successor thereto).

Section 2.06 Collective Bargaining. Baxalta shall cause the appropriate member of the Baxalta Group to assume all Liabilities arising under any collective bargaining agreement (including but not limited to any national, sector or local collective bargaining agreement) with respect to any Transferred Employee. To the extent necessary, Baxalta shall cause the appropriate member of the Baxalta Group to join any industrial, employer or similar association or federation if membership is required for the relevant collective bargaining agreement to continue to apply.

Section 2.07 Distributorship Model. In the event that Baxalta operates any Deferred Baxalta Local Business through a local distributor rather than through an Affiliate, Baxalta agrees to use its best efforts to cause such local distributor to employ the Baxalta Employees on similar terms and conditions of employment.

ARTICLE III

U.S. AND PUERTO RICO QUALIFIED AND NON-QUALIFIED RETIREMENT PLANS

Section 3.01 Baxalta Pension Plan.

(a) Establishment of Baxalta Pension Plan. Effective on or about May 1, 2015, Baxalta shall establish the Baxalta Pension Plan (such effective date, the “Pension Split Date”), which shall be substantially similar to, and which shall include benefit formulas that are the same as the benefit formulas in effect under, the Baxter Pension Plan as of the Pension Split Date. As soon as practicable after the Pension Split Date and upon receipt by Baxter of (i) a copy of the Baxalta Pension Plan; (ii) copies of certified resolutions of the Baxalta Board (or its authorized committee or other delegate) evidencing adoption of the Baxalta Pension Plan and any related trust(s) and the assumption by the Baxalta Pension Plan of the Liabilities described in Section 3.01(b); and (iii) either (A) a favorable determination letter issued by the Internal Revenue Service with respect to the Baxalta Pension Plan and any related trust, or (B) an opinion of counsel, which counsel and opinion are reasonably satisfactory to Baxter, with respect to the qualified status of the Baxalta Pension Plan under Code Section 401(a) and the tax-exempt status of any related trust under Code Section 501(a) (which opinion of counsel may assume that Baxalta will make a timely application for a determination letter and adopt any amendments required by the Internal Revenue Service as a condition to receipt of such letter), Baxter shall direct the trustee of the trust described in the Baxter International Inc. and Subsidiaries Pension Trust Agreement to make the transfer of Assets described in Section 3.01(b).

(b) ERISA Section 4044 Transfer.

(i) As of the Pension Split Date, Baxalta shall cause the Baxalta Pension Plan to accept all Assets and assume all Liabilities under the Baxter Pension Plan for Transferred Employees (other than Post-Distribution Baxalta Employees) (including Assets and Liabilities in respect of beneficiaries and alternate payees) and the Baxter Pension Plan shall transfer all such Assets and be relieved of such Liabilities; provided that, if any such Assets or Liabilities are transferred to the Baxalta Pension Plan on or prior to the Distribution Date in respect of any participant who does not become a Transferred Employee as of the Distribution Date, Baxter and Baxalta shall cause such Assets and Liabilities to be promptly returned to (and assumed by) the Baxter Pension Plan (effective as of the Distribution Date), with Assets and Liabilities in respect of employees who are not Transferred Employees as of the Distribution Date to be transferred to the Baxalta Pension Plan only to the extent set forth in Section 3.01(b)(ii). The amount of Assets to be transferred from the Baxter Pension Plan to the Baxalta Pension Plan in such transfer (or transfers) shall be determined as of the Pension Split Date in accordance with, and shall comply with, Code Section 414(l) and, to the extent deemed applicable by the Parties, ERISA Section 4044. Assumptions used to determine the value (or amount) of the Assets to be transferred shall be the safe harbor assumptions specified for valuing benefits in trusteed plans under Department of Labor Regulations Section 4044.51-57 and, to the extent not so specified, shall be based on the assumptions used in the annual valuation report most recently prepared prior to the transfer by the actuary for the Baxter Pension Plan. The transfer amount described above shall be credited or debited, to the extent applicable, with a pro rata share of the actual investment earnings or losses allocable to the transfer amount for the period between the Pension Split Date (or such earlier transfer date) and an assessment date set by Baxter that is as close as practicable, taking into account the timing and reporting of valuation of assets in the trust or trusts described in the Baxter International Inc. and Subsidiaries Pension Trust Agreement, to the date upon which Assets equal in value to the transfer amount are actually transferred from the Baxter Pension Plan to the Baxalta Pension Plan. The ultimate transfer amount shall be credited or debited by the actual investment earnings or losses from the payment date to the assessment date set by Baxter above. In addition, during this period, Baxalta will be responsible for a pro rata share of trustee and administration fees attributable to the Baxalta Pension Plan assets that remain in the Baxter Pension Plan. The funding balances and shortfall amortization installments shall be divided among the Baxter Pension Plan and the Baxalta Pension Plan based on the guidance provided in Revenue Ruling 81-212 and 86-47.

(ii) As indicated in Section 3.01(b)(i), the Parties anticipate that the Baxalta Pension Plan accept Assets and assume all Liabilities under the Baxter Pension Plan for Transferred Employees on or prior to the Distribution Date. Notwithstanding such transfer and assumption on or prior to the Distribution Date, the Parties acknowledge and agree that adjustments (including of the type described in Section 3.01(b)(i)) may be necessary after the Distribution Date to finalize the intent of Section 3.01(b)(i). Any such adjustments (including the transfer and assumption of Assets and Liabilities in respect thereof) will, unless the Parties have determined that the amount is significant enough to require earlier discussion, be made on or about December 31, 2015. The amount of such Assets to be transferred shall be determined as provided in Section 3.01(b)(i) and shall be subject to the applicable provisions of Section 3.01(b)(i).

(iii) If a participant in the Baxter Pension Plan who is scheduled to become a Transferred Employee terminates employment after the Pension Split Date, but before such participant’s Transfer Date, such participant’s benefit will be paid entirely by the Baxter Pension Plan (and shall include any compensation paid and service earned after the Pension Split Date) and, to the extent such benefit was taken into account in determining the amount of Assets transferred to the Baxalta Pension Plan, an appropriate adjustment shall be made. If a Transferred Employee terminates from the Baxalta Group after such Transferred Employee’s Transfer Date, but before the transfer of Assets is completed, such Transferred Employee’s benefit may initially be paid by the Baxter Pension Plan, but shall be paid by the Baxalta Pension Plan after the Asset transfer is completed, with any payment made by the Baxter Pension Plan in accordance with this sentence credited against the amount transferred to the Baxalta Pension Plan.

(iv) Periodically, at such times as agreed upon by the Parties after the initial transfer described in Section 3.01(b)(i), Baxalta shall cause the Baxalta Pension Plan to receive Assets and assume all Liabilities under the Baxter Pension Plan with respect to Post-Distribution Baxalta Employees who become Transferred Employees (including Assets and Liabilities in respect of beneficiaries and/or alternate payees) and the Baxter Pension Plan shall transfer all such Assets and be relieved of such Liabilities. The amount of such Assets to be transferred shall be determined as provided in Section 3.01(b)(i).

(c) Baxalta Pension Plan Provisions. The Baxalta Pension Plan shall provide that:

(i) Transferred Employees shall (A) be eligible to participate in the Baxalta Pension Plan as of the Pension Split Date, or as of the applicable Transfer Date with respect to Post-Distribution Baxalta Employees (in either case, the “Pension Eligibility Date”) to the extent they were eligible to participate in the Baxter Pension Plan as of the Pension Eligibility Date, and (B) receive credit for vesting, eligibility and benefit service for all service credited for those purposes under the Baxter Pension Plan as of the Pension Eligibility Date as if that service had been rendered to Baxalta;

(ii) the compensation paid by the Baxter Group to a Transferred Employee that is recognized under the Baxter Pension Plan as of the Pension Eligibility Date shall be credited and recognized for all applicable purposes under the Baxalta Pension Plan as though it were compensation from the Baxalta Group;

(iii) the accrued benefit of each Transferred Employee under the Baxter Pension Plan as of the applicable Pension Eligibility Date shall be payable under the Baxalta Pension Plan at the time and in a form that would have been permitted under the Baxter Pension Plan as in effect as of the applicable Pension Eligibility Date, with employment by the Baxter Group prior to the applicable Pension Eligibility Date treated as employment by the Baxalta Group under the Baxalta Pension Plan for purposes of determining eligibility for optional forms of benefit, early retirement benefits, or other benefit forms; provided that nothing herein shall preclude Baxalta from changing the forms of benefit available under the Baxalta Pension Plan to the extent permitted by Code Section 411(d)(6);

(iv) the Baxalta Pension Plan shall assume and honor the terms of all QDROs in effect under the Baxter Pension Plan as of the Pension Eligibility Date with respect to Transferred Employees; and

(v) the Baxalta Pension Plan shall provide the additional benefit accruals, if any, required by USERRA for a Former Employee who is employed by the Baxalta Group following the Distribution Date pursuant to Section 2.02(a)(i)(C), including any amount that relates to the period of military leave that occurred prior to the Distribution Date.

(d) Determination Letter Request. Baxalta shall submit an application to the Internal Revenue Service and the Puerto Rico Department of the Treasury either prior to, or as soon as practicable after, the Pension Split Date (but no later than the last day of the remedial amendment period as defined in applicable Code provisions) for a determination letter regarding the qualification of the Baxalta Pension Plan and the tax status of its related trust as of the Pension Split Date and shall make any amendments reasonably requested by the Internal Revenue Service to receive a favorable determination letter regarding the Baxalta Pension Plan.

(e) Baxter Pension Plan after Distribution Date. From and after the Pension Split Date, (i) the Baxter Pension Plan shall continue to be responsible for Liabilities in respect of Employees other than Transferred Employees (and for Post-Distribution Baxalta Employees until their respective Transfer Dates), and (ii) no Employees of the Baxalta Group (other than Post-Distribution Baxalta Employees until their respective Transfer Dates) shall accrue any benefits under the Baxter Pension Plan. Without limiting the generality of the foregoing, Transferred Employees shall cease to be active participants in the Baxter Pension Plan effective as of the applicable Pension Eligibility Date.

(f) Plan Fiduciaries. Prior to the Distribution Date, Baxter’s Administrative Committee and the Investment Committee shall act as the fiduciaries for the Baxalta Pension Plan as necessary. For all periods after the Distribution Date, the Parties agree that the applicable fiduciaries of each of the Baxter Pension Plan and the Baxalta Pension Plan, respectively, shall have the authority with respect to the Baxter Pension Plan and the Baxalta Pension Plan, respectively, to determine the plan investments and such other matters as are within the scope of their duties under ERISA Section 404.

(g) No Loss of Unvested Benefits; No Distributions. The transfer of any Transferred Employee’s employment to the Baxalta Group will not result in loss of that Transferred Employee’s unvested benefits under the Baxter Pension Plan or the Baxalta Pension Plan and no Transferred Employee shall be entitled to a distribution of his or her benefit under the Baxter Pension Plan as a result of such transfer of employment.

(h) Puerto Rico Employees. Transferred Employees who are participants in the Baxter Healthcare of Puerto Rico Pension Plan (the “Baxter Puerto Rico Pension Plan”) will have their benefits transferred to the Baxalta Pension Plan as of the Pension

Split Date such that Assets transferred to the Baxalta Pension Plan will equal the present value of accrued benefits using reasonable actuarial assumptions. The terms of the Baxalta Pension Plan will include terms providing that the benefits of such Transferred Employees will be determined in accordance with the terms of the Baxter Puerto Rico Pension Plan to the extent such terms differ from those of the Baxter Pension Plan, except as otherwise required by applicable Law.

Section 3.02 Incentive Investment Plan.

(a) Establishment of Baxalta Incentive Investment Plan. Effective as of or before the Distribution Date, Baxalta shall establish the Baxalta IIP. As of the Distribution Date, the terms of the Baxalta IIP shall be substantially similar to the terms of the Baxter IIP as of the Distribution Date; provided that the investment options may be different under the Baxalta IIP. On or prior to the Distribution Date, Baxalta shall provide Baxter with (i) a copy of the Baxalta IIP; (ii) a copy of certified resolutions of the Baxalta Board (or its authorized committee or other delegate) evidencing adoption of the Baxalta IIP and the related trust(s) and the assumption by the Baxalta IIP of the Liabilities described in Section 3.02(b); and (iii) either (A) a favorable determination letter issued by the Internal Revenue Service with respect to the Baxalta IIP and its related trust or (B) an opinion of counsel, which counsel and opinion are reasonably satisfactory to Baxter, with respect to the qualified status of the Baxalta IIP under Code Section 401(a) and the tax-exempt status of its related trust under Code Section 501(a) (which opinion of counsel may assume that Baxalta will make a timely application for a determination letter and adopt any amendments required by the Internal Revenue Service as a condition to receipt of such letter).

(b) Transfer of Account Balances. As soon as practicable after the Distribution Date, Baxter shall cause the trustee of the Baxter IIP to transfer from the trust(s) which forms a part of the Baxter IIP to the trust(s) which forms a part of the Baxalta IIP amounts equal to the account balances of the Transferred Employees (including account balances in respect of beneficiaries and alternate payees established in relation to such individuals) under the Baxter IIP, determined as of the date of the transfer. Such transfers shall be made in cash, Baxter Common Shares, shares of Baxalta Common Stock, promissory notes evidencing outstanding loans and other Assets (including common shares of Edwards Lifesciences or Cardinal Health, Inc.) or any combination thereof in cash or in kind, as instructed by the Baxter IIP or the investment committee thereof. Baxalta shall cause the transferred amounts to be allocated among the Transferred Employees’ (and beneficiaries’ and/or alternate payees’, as applicable) Baxalta IIP accounts and to be allocated to the same investment funds as the accounts were allocated under the Baxter IIP to the extent that such investment funds are available under the Baxalta IIP and, to the extent such investment funds are not available, in the manner determined by the fiduciaries of the Baxalta IIP. Any Asset and Liability transfers pursuant to this Section 3.02 shall comply in all respects with Code Sections 414(l) and 411(d)(6).

(c) Baxalta Incentive Investment Plan Provisions. The Baxalta IIP shall provide that:

(i) Transferred Employees shall (A) be eligible to participate in the Baxalta IIP as of the applicable Transfer Date to the extent they were eligible to participate in the Baxter IIP as of the applicable Transfer Date, and (B) receive credit for vesting purposes for all service credited for that purpose under the Baxter IIP as of the applicable Transfer Date as if that service had been rendered to Baxalta;

(ii) the account balance of each Transferred Employee under the Baxter IIP as of the date of the transfer of Assets from the Baxter IIP (including any outstanding promissory notes) shall be credited to such individual’s account balance under the Baxalta IIP;

(iii) the Baxalta IIP shall assume and honor the terms of all QDROs in effect under the Baxter IIP as of the Transfer Date with respect to Transferred Employees;

(iv) Baxalta shall contribute to the Baxalta IIP on behalf of each Transferred Employee an amount equal to any Matching Contributions, as defined in the Baxter IIP, that relate to Elective Deferrals made by such Transferred Employee prior to the Transfer Date, and who is not entitled to have 2015, or any portion thereof, treated as a year of service for purposes of determining such Transferred Employee’s accrued benefit as defined in either the Baxter Pension Plan, the Baxter Puerto Rico Pension Plan, or the Baxalta Pension Plan, but that were not made to the Baxter IIP prior to the Transfer Date due to limitations under the Baxter IIP on the maximum amount of Matching Contributions made in any payroll period;

(v) Baxalta shall contribute to the Baxalta IIP on behalf of each Transferred Employee who is employed on the last day of 2015 (or whose employment is terminated from the Baxalta Group by reason of death or disability following the applicable Transfer Date) an Employer Non-Matching Contribution (as such term is used in the Baxter IIP) calculated as provided in Section 5.8 of the Baxter IIP, based upon the Transferred Employee’s total compensation for the Baxter Group and the Baxalta Group during 2015; and

(vi) the Baxalta IIP shall provide the opportunity to make up Elective Deferrals, and any employer contributions, required by USERRA for a Former Employee who is employed by the Baxalta Group following the Distribution Date pursuant to Section 2.02(a)(i)(C), including any amount that relates to the period of military leave that occurred prior to the Distribution Date.

(d) Determination Letter Request. Baxalta shall submit an application to the Internal Revenue Service either prior to, or as soon as practicable following, the Distribution Date (but no later than the last day of the remedial amendment period as defined in applicable Code provisions) for a determination regarding the qualification of the Baxalta IIP and the tax-exempt status of its related trust as of the Distribution Date and shall make any amendments reasonably requested by the Internal Revenue Service to receive a favorable determination letter regarding the Baxalta IIP.

(e) Baxter Incentive Investment Plan after Distribution Date. From and after the Distribution Date, (i) the Baxter IIP shall continue to be responsible for Liabilities in respect of Baxter Retained Employees, Former Employees and (until the applicable Transfer

Date) Post-Distribution Baxalta Employees, and (ii) no Employees of the Baxalta Group (other than Post-Distribution Baxalta Employees until their respective Transfer Dates), shall accrue any benefits under the Baxter IIP. Without limiting the generality of the foregoing, Transferred Employees shall cease to be active participants in the Baxter IIP effective as of the applicable Transfer Date.

(f) Plan Fiduciaries and Stock Considerations. Prior to the Distribution Date, Baxter’s Administrative Committee and Investment Committee shall act as the fiduciaries for the Baxalta IIP as necessary. Without limiting the generality of the foregoing, the Baxter Investment Committee shall determine the initial investment funds available under the Baxalta IIP, and Baxter shall provide all Transferred Employees with all blackout notices, and comply with all other requirements necessary to transfer the accounts of participants in the Baxter IIP to the Baxalta IIP. For all periods after the Distribution Date, the Parties agree that the applicable fiduciaries of each of the Baxter IIP and the Baxalta IIP, respectively, shall have the authority with respect to the Baxter IIP and the Baxalta IIP, respectively, to determine the investment alternatives, the terms and conditions with respect to those investment alternatives and such other matters as are within the scope of their duties under ERISA Section 404.

(g) No Loss of Unvested Benefits; No Distributions. The transfer of any Transferred Employee’s employment to the Baxalta Group will not result in loss of that Transferred Employee’s unvested benefits under the Baxter IIP or the Baxalta IIP Plan and no Transferred Employee shall be entitled to a distribution of his or her benefit under the Baxter IIP as a result of such transfer of employment.

(h) Puerto Rico Employees. Effective as of or before the Distribution Date, Baxalta shall establish a defined contribution plan qualified under the Puerto Rico Internal Revenue Code for a new Puerto Rico (the “Baxalta SIP”). As of the Distribution Date, the terms of the Baxalta SIP shall be substantially similar to the terms of the Baxter Healthcare of Puerto Rico Savings and Investment Plan (the “Baxter SIP”) as of the Distribution Date (except as described in Section 3.02(f), including the existence of different investment options). Transferred Employees who are participants in the Baxter SIP shall have their accounts in the Baxter SIP fully vested as of the Transfer Date, and shall thereafter be treated as terminated vested participants for all purposes of the Baxter SIP. Such participants shall be eligible to participate in the Baxalta SIP to the extent they were eligible to participate in the Baxter SIP as of the applicable Transfer Date, and receive credit for vesting purposes for all service credited for that purpose under the Baxter SIP as of the applicable Transfer Date as if that service had been rendered to Baxalta. The provisions of Section 3.02(c) shall also apply to the Baxalta SIP, as applicable.

Section 3.03 Supplemental Pension Plan

(a) Establishment of Baxalta SERP. Effective as of or before the Pension Split Date, Baxalta shall establish the Baxalta SERP, with terms and funding arrangements substantially similar to those of the Baxter SERP as of the Pension Split Date.

(b) Assumption of SERP Liabilities and Transfer from Baxter SERP. Except as provided below, as of a Transferred Employee’s Pension Eligibility Date, Baxalta shall, and shall cause the Baxalta SERP to, assume all Liabilities for all obligations under the Baxter SERP for the benefits of such individual (and any other individual on whose behalf Liabilities are transferred from the Baxter Pension Plan to the Baxalta Pension Plan under Section 3.01(b)(ii)) and his or her beneficiaries and/or alternate payees determined as of the applicable Transfer Date, and Baxter and the Baxter SERP shall be relieved of all Liabilities for those benefits.

(c) Baxalta SERP Provisions. As of the Pension Split Date, the Baxalta SERP shall provide that:

(i) Transferred Employees shall (A) be eligible to participate in the Baxalta SERP to the extent they were eligible to participate in the Baxter SERP as of the applicable Pension Eligibility Date, and (B) receive credit for vesting, eligibility and benefit service for all service credited for those purposes under the Baxter SERP as of the Pension Eligibility Date as if that service had been rendered to Baxalta (provided that in the event that any such Transferred Employee receives a distribution from the Baxter SERP, the value of such distribution shall be offset against future benefits under the Baxalta SERP to the extent necessary to avoid a duplication of benefits, the terms of such offset to be set forth in the Baxalta SERP);

(ii) the compensation paid by the Baxter Group to a Transferred Employee that was recognized under the Baxter SERP as of the Pension Eligibility Date shall be credited and recognized for all applicable purposes under the Baxalta SERP as though it were compensation from the Baxalta Group;

(iii) the accrued benefit of each Transferred Employee under the Baxter SERP as of the applicable Pension Eligibility Date shall be payable under the Baxalta SERP at the same time and in the same form that would have been paid under the Baxter SERP, treating such Transferred Employee’s separation from service from the Baxalta Group as if it were a separation from service from the Baxter Group, taking into account any election made by the Transferred Employee relating to the time and form of his or her payment under the Baxter SERP; provided, however, that if a participant in the Baxter Pension Plan who is scheduled to become a Transferred Employee terminates employment after the Pension Split Date, but before such participant’s Transfer Date, and the Pension Plan benefit of such participant is transferred back to the Baxter Pension Plan pursuant to Section 3.01(b)(iii), the accrued benefit of such participant shall be paid exclusively by the Baxter SERP and shall be calculated as if such participant had been employed continuously by the Baxter Group through such participant’s date of termination;

(iv) the Baxalta SERP shall assume and honor the terms of all arrangements relating to beneficiaries in effect and honored under the Baxter SERP as of the applicable Transfer Date with respect to Transferred Employees; and

(v) the Baxalta SERP shall provide the additional benefit accruals, if any, required by USERRA for a Former Employee who is employed by the Baxalta Group following the Distribution Date pursuant to Section 2.02(a)(i)(C), including any amount that relates to the period of military leave that occurred prior to the Distribution Date.

(d) Baxter SERP after Transfer Date. From and after a Transferred Employee’s Pension Eligibility Date, such Transferred Employee shall not participate in or accrue any benefits under the Baxter SERP. Without limiting the generality of the foregoing, each Transferred Employee shall cease to participate in the Baxter SERP effective as of the applicable Pension Eligibility Date, except as otherwise provided in Section 3.03(c)(iii). The Baxter SERP shall continue to be responsible for Liabilities in respect of Baxter Retained Employees, Former Employees and (until the applicable Transfer Date) Post-Distribution Baxalta Employees and their beneficiaries. To the maximum extent permitted by Treasury Regulations Section 1.409A-1(h)(4), a Transferred Employee shall not be considered to have undergone a “separation from service” for purposes of Code Section 409A and the Baxter SERP solely by reason of the Separation, and, following his or her Transfer Date, the determination of whether a Transferred Employee has incurred a separation from service with respect to his or her benefit in the Baxalta SERP shall be based solely upon his performance of services for the Baxalta Group.

Section 3.04 Deferred Compensation Plan.

(a) Establishment of Baxalta DCP. Effective as of or before the Distribution Date, Baxalta shall establish the Baxalta DCP, with terms comparable in the aggregate to those of the Baxter DCP as of the Distribution Date; provided that the investment options thereunder may be different than those available under the Baxter DCP.

(b) Assumption of DCP Liabilities and Transfer from Baxter DCP.

(i) As of a Transferred Employee’s Transfer Date, Baxalta shall, and shall cause the Baxalta DCP to, assume all Liabilities for all obligations under the Baxter DCP for the benefits of such individual and his or her beneficiaries, determined as of the applicable Transfer Date, and Baxter and the Baxter DCP shall be relieved of all Liabilities for those benefits.

(ii) As of or as soon as practicable after the applicable Transfer Date, the Parties shall cooperate to cause the accounts of the applicable Transferred Employee participating in the Baxter DCP to be transferred to the Baxalta DCP. Baxalta shall (A) credit each such Transferred Employee’s account with (1) the amount deferred by such individual into the Baxter DCP as of the applicable Transfer Date, plus (2) any employer contributions, whether vested or unvested, deemed to have been made in relation to the amount described in (1), including, in each case, any earnings thereon, and (B) recognize and honor all deferral and distribution elections made by such individual (including any deferral election applicable to any bonus earned but not yet paid as of the applicable Transfer Date).

(iii) The accrued benefit of each Transferred Employee under the Baxter DCP as of the applicable Transfer Date shall be payable under the Baxalta DCP at the same time and in the same form that would have been paid under the Baxter

DCP, treating such Transferred Employee’s separation from service from the Baxalta Group as if it were a separation from service from the Baxter Group, taking into account any election made by the Transferred Employee relating to the time and form of his or her payment under the Baxter DCP.

(iv) Baxalta shall credit to the account of each Transferred Employee in the Baxalta DCP who was a participant in the Baxter DCP immediately prior to the Transfer Date an amount equal to the Excess Matching Contributions and Employer Non-Matching Contributions (in each case as defined in the Baxter DCP), to which such Transferred Employee would have been entitled had such Transferred Employee been employed by the Baxter Group throughout 2015, reduced by the amount of Excess Matching Contributions and Employer Non-Matching Contributions credited to such Transferred Employee’s account in the Baxter DCP, and shall also make up any contributions required by USERRA for a Former Employee who is employed by the Baxalta Group following the Distribution Date pursuant to Section 2.02(a)(i)(C), including any amount that relates to the period of military leave that occurred prior to the Distribution Date.

(c) Baxter DCP after Transfer Date. From and after a Transferred Employee’s Transfer Date, such individual shall not participate in or accrue any benefits under the Baxter DCP. Without limiting the generality of the foregoing, each Transferred Employee shall cease to participate in the Baxter DCP effective as of his or her Transfer Date. The Baxter DCP shall continue to be responsible for Liabilities in respect of Baxter Retained Employees, Former Employees and (until the applicable Transfer Date) Post-Distribution Baxalta Employees and their beneficiaries. To the maximum extent permitted by Treasury Regulations Section 1.409A-1(h)(4), a Transferred Employee shall not be considered to have undergone a “separation from service” for purposes of Code Section 409A and the Baxter DCP solely by reason of the Separation, and, following his Transfer Date, the determination of whether a Transferred Employee has incurred a separation from service with respect to his or her benefit in the Baxalta DCP shall be based solely upon his or her performance of services for the Baxalta Group.

ARTICLE IV

NON-U.S. RETIREMENT PLANS

Section 4.01 Establishment of Non-U.S. Retirement Plans and Transfers of Assets and Liabilities. Except as mutually agreed upon by the Parties or required under this Article IV, effective as of or before the Distribution Date, Baxalta or its appropriate Affiliate will establish pension and retirement plans (whether defined contribution or defined benefit pension plans) with terms that are reasonably comparable to those of the corresponding Non-U.S. Baxter Benefit Plan. For purposes of this Article IV, the term Non-U.S. Baxter Benefit Plan shall not include the Baxter Puerto Rico Pension Plan or the Baxter SIP.

(a) Transfer of Non-U.S. Retirement Plan Assets and Liabilities. As soon as practicable prior to, on or after the Distribution Date, except as otherwise provided in this Agreement, the Assets and Liabilities determined as of the date of the applicable local closing occurring prior to, on or after the Distribution Date (such date, the “Applicable Closing

Date”) under the corresponding Non-U.S. Baxter Benefit Plan attributable to Transferred Non-U.S. Employees (and, with respect to each of the countries or entities listed in Schedule 4.01(a), Former Employees) who are participants in that plan, along with any other Assets and Liabilities that Baxalta agrees to assume with respect to such plan, shall be transferred to the applicable Non-U.S. Baxalta Benefit Plan. The Non-U.S. Baxter Benefit Plan shall retain all Assets and Liabilities related to Baxter Retained Employees, Former Employees (other than Former Employees in the countries or of the entities listed in Schedule 4.01(a)) and Post-Distribution Baxalta Employees (subject to Section 4.01(c)), and with respect to all countries and entities set forth in Schedule 4.02(a) in accordance with Section 4.02(a). Assets will be allocated between the plans based on the proportion of Liabilities borne by each plan. Except as otherwise mutually agreed upon by the Parties, such Liabilities will be valued using the projected benefit obligation based on plan provisions as in effect at the Applicable Closing Date and applying demographic and other assumptions used in the most recently completed valuation of the applicable Non-U.S. Baxter Benefit Plan (and taking into account the requirements of ASC 715 as it exists as of the Applicable Closing Date); provided, however, that all economic assumptions will be updated as of the Applicable Closing Date. The transfer amount described above shall be credited or debited, as applicable, with a pro rata share of the actual investment earnings or losses allocable to the transfer amount for the period between the Applicable Closing Date and an assessment date set by Baxter that is as close as practicable, taking into account the timing and reporting of valuation of the applicable Non-U.S. Baxter Benefit Plan’s Assets, to the date upon which Assets equal in value to the transfer amount are actually transferred from the applicable Non-U.S. Baxter Benefit Plan to the applicable Non-U.S. Baxalta Benefit Plan; provided that, if actual investment earnings or losses are not then determinable, Baxter and Baxalta shall then agree on a reasonable alternative methodology (which may include expected or estimated returns used for other similar purposes by Baxter in the ordinary course of business). During this period, benefits payable to Transferred Non-U.S. Employees (and, with respect to those countries or entities listed in Schedule 4.01(a), Former Employees) shall be paid from the Non-U.S. Baxter Benefit Plan. Except as otherwise mutually agreed upon by the Parties, the ultimate transfer amount shall be reduced by the amount of these benefits and credited or debited by the actual investment earnings or losses from the payment date to the assessment date set by Baxter above. Any third party fees, costs or expenses incurred under the applicable Non-U.S. Baxter Benefit Plan during the period from the Applicable Closing Date to the assessment date set by Baxter shall be shared by the Parties based on the proportion of Liabilities borne by the applicable Non-U.S. Baxter Benefit Plan and the applicable Non-U.S. Baxalta Benefit Plan. The Parties agree to use commercially reasonable efforts to accomplish each transfer as soon as practicable on or following the Applicable Closing Date and to cooperate with each other to make such filings and disclosures and obtain such approvals as may be deemed necessary or advisable in accordance with applicable Law. Notwithstanding the foregoing, to the extent a Non-U.S. Baxter Benefit Plan is not required to be funded by applicable Law or is not voluntarily funded, there shall be no transfer of Assets by the Non-U.S. Baxter Benefit Plan or by the Baxter Group in respect thereof.

(b) Non-U.S. Baxalta Retirement Plan Provisions. Each Non-U.S. Baxalta Benefit Plan shall provide, except as otherwise provided in this Agreement or local Conveyance and Assumption Instruments that:

(i) Transferred Non-U.S. Employees (and, with respect to each of the countries or entities listed in Schedule 4.01(a), Former Employees) shall (A) be eligible to participate in the Non-U.S. Baxalta Benefit Plan to the extent they were eligible to participate in the corresponding Non-U.S. Baxter Benefit Plan, and (B) receive credit for vesting, eligibility and benefit service to the same extent recognized by Baxter as of immediately prior to the Transfer Date for all service credited for those purposes under the corresponding Non-U.S. Baxter Benefit Plan as if that service had been rendered to Baxalta;

(ii) the compensation paid by the Baxter Group to a Transferred Non-U.S. Employee (or, with respect to each of the countries or entities listed in Schedule 4.01(a), a Former Employee) that is recognized under the Non-U.S. Baxter Benefit Plan shall be credited and recognized for all applicable purposes under the corresponding Non-U.S. Baxalta Benefit Plan as though it were compensation from the Baxalta Group; and

(iii) the accrued benefit of each Transferred Non-U.S. Employee (or, with respect to each of the countries or entities listed in Schedule 4.01(a), each Former Employee) under the Non-U.S. Baxter Benefit Plan that is transferred to the corresponding Non-U.S. Baxalta Benefit Plan pursuant to Section 4.01(a) shall be paid under such Non-U.S. Baxalta Benefit Plan in accordance with the terms of such Non-U.S. Baxalta Benefit Plan and applicable Law, with employment by the Baxter Group treated as employment by the Baxalta Group under the Non-U.S. Baxalta Benefit Plan for purposes of determining eligibility for optional forms of benefit, early retirement benefits, or other benefit forms.

(c) Subsequent Transfers. Periodically, at such times as agreed upon by the Parties after the initial transfer described in Section 4.01(a), Baxalta shall cause the applicable Non-U.S. Baxalta Benefit Plan to receive Assets and assume all Liabilities under the applicable Non-U.S. Baxter Benefit Plan for Post-Distribution Baxalta Employees who become Transferred Employees (including Assets and Liabilities in respect of beneficiaries and/or alternate payees) and the applicable Non-U.S. Baxter Benefit Plan shall transfer all such Assets and be relieved of such Liabilities. The amount of such Assets to be transferred shall be determined as provided in Section 4.01(a) (and shall include any employee contributions made by such Post-Distribution Baxalta Employee between the Distribution Date and the applicable Transfer Date) and shall be subject to the applicable provisions of Section 4.01(a).

(d) Notwithstanding the foregoing, if pension benefits are funded by individually linked insurance contracts, such contracts in respect of Transferred Employees shall be assigned to Baxalta or its applicable Subsidiary in lieu of the transfers of (and calculations of value with respect to) other Assets otherwise contemplated hereby.

Section 4.02 Shared Plan Model.

(a) Baxalta Participation in Non-U.S. Baxter Retirement Plans.

(i) In each of the countries or entities listed in Schedule 4.02(a), Baxter or its appropriate Affiliate will permit Baxalta or its appropriate Affiliate to continue to participate in the Non-U.S. Baxter Benefit Plan providing retirement benefits in that country after the Distribution. Except as otherwise mutually agreed upon by the Parties, such continued participation is subject to the following requirements: (A) Baxter or its appropriate Affiliate will remain the principal employer under the plan; (B) the applicable Baxter pension fund (or such other party or parties have such amendment rights under the terms of the applicable plan, if any) may amend the plan at any time; (C) any third party fees, costs or expenses shall be shared by the Parties on the basis of their proportionate share of the insured salaries under the Non-U.S. Baxter Benefit Plan; (D) Baxter shall determine the benefit formula or structure under the plan (which shall apply uniformly to all similarly situated participants); and (E) such continued participation may not extend beyond two years after the Distribution Date, unless otherwise mutually agreed by each Party’s CVP or EVP, as applicable, of Human Resources (or such individual’s delegate).

(ii) At or before the end of the shared plan period, in each of the countries or entities listed in Schedule 4.02(a), Baxalta or its appropriate Affiliate shall establish its own plan or arrangement to deliver the benefits due to Baxalta Employees (and, with respect to each of the countries or entities marked with an asterisk in Schedule 4.02(a), Former Employees) under the applicable Non-U.S. Baxter Benefit Plan or otherwise shall be responsible for all costs incurred by the Parties in connection with winding up or terminating the participation of Baxalta or its appropriate Affiliate in the Non-U.S. Baxter Benefit Plan. Following the establishment of the Non-U.S. Baxalta Benefit Plan, the Assets and Liabilities of the Non-U.S. Baxter Benefit Plan attributable to Baxalta Employees (and, with respect to each of the countries or entities marked with an asterisk in Schedule 4.02(a), Former Employees) who are participants in that plan shall be transferred to the applicable Non-U.S. Baxalta Benefit Plan. Assets will be allocated between the plans based on the proportion of Liabilities borne by each plan. Except as otherwise mutually agreed upon by the Parties, such Liabilities will be valued as of the Shared Plan Replacement Date using the projected unit credit method based on plan provisions as in effect at the Shared Plan Replacement Date and applying the demographic and other assumptions used in the most recently completed valuation of the applicable Non-U.S. Baxter Benefit Plan (and taking into account the requirements of ASC 715 as it exists as of the Shared Plan Replacement Date); provided, however, that all economic assumptions will be updated as of the Shared Plan Replacement Date. The transfer amount described above shall be credited or debited, as applicable, with a pro rata share of the actual investment earnings or losses allocable to the transfer amount for the period between the Shared Plan Replacement Date and an assessment date set by Baxter that is as close as practicable, taking into account the timing and reporting of valuation of the applicable Non-U.S. Baxter Benefit Plan’s Assets, to the date upon which Assets equal in value to the transfer amount are actually transferred from the applicable Non-U.S. Baxter Benefit Plan to the applicable Non-U.S. Baxalta Benefit Plan; provided that, if actual investment earnings or losses are not then determinable, Baxter and Baxalta shall then agree on a reasonable alternative methodology (which may include expected or estimated returns used for other similar purposes by Baxter in the ordinary course of business). During this period, benefits payable to Baxalta Employees (and, with respect to each of the countries or entities marked with an asterisk in Schedule 4.02(a), Former Employees) shall be paid from the Non-U.S. Baxter Benefit Plan. Except as otherwise mutually agreed upon by the Parties, the ultimate transfer amount shall be reduced by the amount of these benefits and credited or debited by the actual investment earnings or losses from the payment date to the assessment date set by Baxter above. Any third party fees, costs or expenses incurred under the applicable Non-U.S. Baxter Benefit Plan during the period from the Shared Plan Replacement Date to the assessment date set by Baxter shall be shared by the Parties on the basis of their proportionate share of the insured salaries under the Non-U.S. Baxter Benefit Plan. The Parties agree to use commercially reasonable efforts to accomplish each transfer as soon as practicable following the Shared Plan Replacement Date and to cooperate with each other to make such filings and disclosures and obtain such approvals as may be deemed necessary or advisable in accordance with applicable Law. Such transfers and any actuarial assumptions shall be subject to such minimum consents, approvals and other legal requirements as may apply under applicable Law, including, if required, the consent of any affected plan participant or any other third party. Notwithstanding the foregoing, to the extent a Non-U.S. Baxter Benefit Plan is not required to be funded by applicable Law or is not voluntarily funded, there shall be no transfer of Assets by the Non-U.S. Baxter Benefit Plan or by the Baxter Group in respect thereof.

(b) Non-U.S. Baxter Retirement Plan Provisions. Each Non-U.S. Baxter Benefit Plan described in Section 4.02(a) shall provide, except as otherwise provided in this Agreement, that:

(i) Baxalta Employees (and, with respect to each of the countries or entities marked with an asterisk in Schedule 4.02(a), Former Employees) shall (A) be eligible to participate in the Non-U.S. Baxter Benefit Plan to the extent they were eligible to participate in such plan immediately prior to the Distribution Date, and (B) receive credit for vesting, eligibility and benefit service for all service with the Baxalta Group during the shared plan period as if that service had been rendered to Baxter;

(ii) the compensation paid by the Baxalta Group to a Baxalta Employee (and, with respect to each of the countries or entities marked with an asterisk in Schedule 4.02(a), a Former Employee) during the shared plan period shall be credited and recognized for all applicable purposes under the corresponding Non-U.S. Baxter Benefit Plan as though it were compensation from the Baxter Group; and

(iii) the accrued benefit of each Baxalta Employee (and, with respect to each of the countries or entities marked with an asterisk in Schedule 4.02(a), Former Employee) under the Non-U.S. Baxter Benefit Plan shall be paid at the time and in a form provided under such plan, with employment by the Baxalta Group during the shared plan period treated as employment by the Baxter Group under the Non-U.S. Baxter Benefit Plan for purposes of determining eligibility for optional forms of benefit, early retirement benefits, or other benefit forms.

(c) Subsequent Transfers. Periodically, at such times as agreed upon by the Parties after the initial transfer described in Section 4.02(a), Baxalta shall cause the applicable Non-U.S. Baxalta Benefit Plan to receive Assets and assume all Liabilities under the applicable Non-U.S. Baxter Benefit Plan for Post-Distribution Baxalta Employees (and, with respect to each of the countries or entities marked with an asterisk in Schedule 4.02(a), Former Employees) who become Transferred Employees (including Assets and Liabilities in respect of beneficiaries and/or alternate payees) and the applicable Non-U.S. Baxter Benefit Plan shall transfer all such Assets and be relieved of such Liabilities. The amount of such Assets to be transferred shall be determined as provided in Section 4.02(a) (and shall include any employee contributions made by such Post-Distribution Baxalta Employee between the Distribution Date and the applicable Transfer Date) and shall be subject to the applicable provisions of Section 4.02(a).

ARTICLE V

WELFARE AND FRINGE BENEFIT PLANS

Section 5.01 Health and Welfare Plans.

(a) Establishment of Baxalta Health and Welfare Plans. Effective as of or before the Distribution Date, Baxalta shall establish the Baxalta Health and Welfare Plans, with terms comparable in the aggregate to those of the corresponding Baxter Health and Welfare Plans as of the Distribution Date unless otherwise provided in this Article V.

(b) Waiver of Conditions; Benefit Maximums. Baxalta shall, to the extent commercially reasonable and permitted under applicable Law and, with respect to Non-U.S. Health and Welfare Plans, to the extent applicable, cause the Baxalta Health and Welfare Plans to:

(i) with respect to initial enrollment (whether passive or active) prior to, as of or following the applicable Transfer Date, waive:

(A) all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to any Transferred Employee, other than limitations that were in effect with respect to the Transferred Employee under the applicable Baxter Health and Welfare Plan as of immediately prior to such individual’s Transfer Date, and

(B) any waiting period limitation or evidence of insurability requirement applicable to a Transferred Employee other than limitations or requirements that were in effect with respect to such Transferred Employee under the applicable Baxter Health and Welfare Plan as of immediately prior to such individual’s Transfer Date; and

(ii) take into account:

(A) with respect to aggregate annual, lifetime, or similar maximum benefits available under the Baxalta Health and Welfare Plans, a Transferred Employee’s prior claim experience under the Baxter Health and Welfare Plans and any Benefit Plan that provides leave benefits; and

(B) any eligible expenses incurred by a Transferred Employee and his or her covered dependents during the portion of the plan year of the applicable Baxter Health and Welfare Plan ending on the applicable Transfer Date to be taken into account under such Baxalta Health and Welfare Plan for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such Transferred Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Baxalta Health and Welfare Plan.

(c) Allocation of Health and Welfare Assets and Liabilities.

(i) General Principles. Notwithstanding any other provision hereof and except as otherwise agreed between the Parties, (A) Baxter shall retain all Liabilities relating to Incurred Claims of Baxter Retained Employees and Former Employees under the Baxter Health and Welfare Plans, and shall also retain Assets (including, without limitation, Medicare reimbursements, pharmaceutical rebates, and similar items) associated with such Incurred Claims and (B) Baxalta shall be responsible for Incurred Claims of Baxalta Employees from and after the applicable Transfer Date. Baxalta shall be responsible for all Liabilities relating to Incurred Claims under any Baxalta Health and Welfare Plan and shall also retain Assets (including, without limitation, Medicare reimbursements, pharmaceutical rebates, and similar items) associated with such Incurred Claims.

(ii) Disability Benefits. Notwithstanding any other provision hereof and except as otherwise agreed between the Parties, (A) Baxter shall be responsible for Incurred Claims (including ongoing benefit payments) of Baxter Retained Employees and Former Employees for short- and long-term disability benefits, regardless of when the applicable Incurred Claim was incurred and (B) subject to the immediately following sentence, Baxalta shall be responsible for Incurred Claims (including ongoing benefit payments) of Baxalta Employees from and after the applicable Transfer Date for short-term disability benefits and long-term disability benefits. Notwithstanding the foregoing, a Baxalta Employee who is on short-term disability leave on the Transfer Date and who subsequently qualifies for long-term disability without an intervening new Incurred Claim shall receive long-term disability benefits from the Baxter long-term disability plan, but all other benefits attributable to his or her disability (including continued pension accrual, if applicable, and participation in any medical or life insurance plan for disabled persons) shall be provided by the applicable Baxalta Benefit Plan, if any, or otherwise be the responsibility of Baxalta, and if Baxalta does not sponsor a plan providing any such benefits, such Baxalta Employee shall not be entitled to such benefits from any Baxter Benefit Plan.

(iii) Flexible Spending Accounts. Except as set forth on Schedule 5.01(c)(iii), the Parties shall take all actions necessary to ensure that, effective as of the Distribution Date (or, if later, the Transfer Date applicable to a Post-Distribution Baxalta Employee), (A) the health care and dependent care flexible spending accounts of Transferred Employees (whether positive or negative) (the “Transferred Flexible

Spending Account Balances”) under the applicable Baxter Health and Welfare Plan shall be transferred to the corresponding Baxalta Health and Welfare Plan; (B) the elections, contribution levels and coverage of the applicable Transferred Employees shall apply under the Baxalta Health and Welfare Plan in the same manner as under the corresponding Baxter Health and Welfare Plan; and (C) the applicable Transferred Employees shall be eligible for reimbursement from the Baxalta Health and Welfare Plan on the same basis and the same terms and conditions as under the corresponding Baxter Health and Welfare Plan. As soon as practicable after the Distribution Date, and in any event within 30 business days after the amount of the Transferred Flexible Spending Account Balances is determined, Baxter shall pay Baxalta the net aggregate amount of the Transferred Flexible Spending Account Balances, if such amount is positive, and Baxalta shall pay Baxter the net aggregate amount of the Transferred Flexible Spending Account Balances, if such amount is negative.

(d) Retiree Health Care Plan and Retiree Life Insurance. Notwithstanding any other provision hereof (or any other action taken by Baxter and Baxalta on or prior to the Distribution Date, including any assignment and assumption of Assets or Liabilities related thereto), Baxter shall retain the Liabilities and responsibility for all obligations under the Baxter Retiree Health Care Plan and the Baxter Health and Welfare Plan (solely with respect to life insurance benefits in the case of the Baxter Health and Welfare Plan) for benefits due to Baxter Retained Employees and Former Employees, and shall also retain Assets, including, without limitation, Medicare reimbursements, pharmaceutical rebates, and similar items, associated with such benefits. Effective as of or before the Distribution Date, Baxalta shall establish a health care plan for retirees, with terms comparable in the aggregate to the Baxter International Inc. Welfare Plan for Retirees and Disabled Individuals, provided that the Baxalta Plan shall not be required to provide any benefits previously provided by the Baxter International Inc. and Subsidiaries Medical and Dental Plan for Disabled Individuals prior to its merger into the Baxter International Inc. Welfare Plan for Retirees and Disabled Individuals.

(e) Baxter Health and Welfare Plans after Distribution Date. Transferred Employees shall cease to participate in the Baxter Health and Welfare Plans effective as of their respective Transfer Dates.

(f) Shared Health and Welfare Plans.To the extent that, following the Distribution Date, there is any Non-U.S. Health and Welfare Plan pursuant to which health and welfare benefits are provided to Employees of both the Baxter Group and the Baxalta Group, the Parties or their appropriate Affiliates shall share the costs for such shared plan, except as otherwise mutually agreed upon by the Parties. Any Baxter Affiliate or Baxalta Affiliate may withdraw from or otherwise cease to participate in any such shared plan following the Distribution Date upon at least 90 days’ advance written notice to the other participating employer(s) of such withdrawal or cessation.

(g) Multi-National Pooling Arrangements. For purposes of this provision, the term “multi-national pooling arrangement” means a contract or arrangement that facilitates the purchase or provision of employee benefits. Baxter shall retain all Assets (including, without limitation, rights to dividends and similar items) with respect to employee benefits-related pooling contracts to which any member of the Baxter Group is a party or under which any member of the Baxter Group pays the premiums. From and after the Distribution Date, Baxalta shall retain all Assets (including, without limitation, rights to dividends and similar items) with respect to employee benefits-related pooling contracts to which any member of the Baxalta Group is a party or under which any member of the Baxalta Group pays the premiums.

(h) Life Insurance Premium Reserve Refund. The Parties acknowledge and agree that a cash payment in respect of surplus life insurance premiums paid prior to the Distribution Date is expected to be received by the Baxter Group in late 2015 or early 2016. Promptly following the Baxter Group’s receipt of any such amounts, Baxter shall notify Baxalta of the amount of such payment attributable to employee-paid premiums with respect to Transferred Employees and shall promptly pay such amounts to the account or accounts directed by Baxalta and Baxalta shall use such amounts for the benefit of the applicable employees (whether through a premium holiday, reduced premiums or otherwise).

Section 5.02 COBRA and HIPAA. Baxter shall continue to be responsible for compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Baxter Health and Welfare Plans with respect to any (a) Baxter Retained Employees and any Former Employees (and their covered dependents) who incur a qualifying event under COBRA on, prior to, or following the Distribution Date, (b) Baxalta Employees who do not at any time become Transferred Employees (and their covered dependents) who incur a qualifying event under COBRA on, prior to, or following the Distribution Date, and (c) other Baxalta Employees (and their covered dependents), with respect to qualifying events under COBRA incurred prior to or on the applicable Transfer Date. Baxalta shall assume responsibility for compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Baxalta Health and Welfare Plans with respect to any Transferred Employees (and their covered dependents) who incur a qualifying event or loss of coverage under the Baxalta Health and Welfare Plans after their respective Transfer Dates. The Parties agree that the consummation of the transactions contemplated by the Separation and Distribution Agreement shall not constitute a COBRA qualifying event for any purpose of COBRA.

Section 5.03 Vacation, Holidays and Leaves of Absence. Effective as of the applicable Transfer Date in accordance with Section 2.01(a)(i), Baxalta shall be responsible for any and all Liabilities to, or relating to, Transferred Employees in respect of vacation, holiday, personal days, sick days, annual leave or other leave of absence, and required payments related thereto. Baxter shall retain all Liabilities with respect to vacation, holiday, annual leave or other leave of absence, and required payments related thereto, for each Baxter Retained Employee and Former Employee, as well as Baxalta Employees until the applicable Transfer Date of such Baxalta Employees.

Section 5.04 Severance and Unemployment Compensation. Effective as of the applicable Transfer Date, Baxalta shall be responsible for any and all Liabilities to, or relating to, Transferred Employees in respect of severance and unemployment compensation. Subject to any specific agreement to the contrary in the Separation and Distribution Agreement or any Ancillary Agreement and subject to Section 2.02(a)(ii), Baxter shall be responsible for any and all Liabilities to, or relating to, Baxter Retained Employees and Former Employees, as

well as Baxalta Employees until an applicable Transfer Date occurs with respect to such Baxalta Employees, in respect of severance and unemployment compensation, regardless of whether the event giving rise to the Liability occurred prior to, on, or following the Distribution Date. In the event that an employee receiving severance pay under the Baxter severance plan is hired by Baxalta or an employee receiving severance pay under the Baxalta severance plan is hired by Baxter, the remaining severance payable to the employee under the terms of the Baxter severance plan (or the Baxalta severance plan, as applicable), if any, shall (to the extent Baxter is, or would be upon such hiring, processing Baxalta’s payroll with respect to such employee at such time) be paid in a single lump sum to the extent permitted by Code Section 409A and, if not so permitted, shall be forfeited.

Section 5.05 Workers’ Compensation. Except as required by applicable Law or as otherwise determined jointly by the Parties as a result of the requirements of any Governmental Authority, all United States workers’ compensation Liabilities relating to, arising out of, or resulting from any claim (a) by Employees designated internally as working for or assigned to the BioScience or BioLife commercial units, to the extent such claim was incurred prior to May 1, 2015, shall be assumed, or retained as the case may be, by Baxalta as of the Transfer Date or (b) incurred on or after May 1, 2015 shall be assumed, or retained as the case may be, by the Party (or its applicable Subsidiary) that employed such Employee as of the time of such claim. The Baxter Group shall be responsible for all Liabilities relating to, arising out of, or resulting from any United States workers’ compensation claims incurred prior to May 1, 2015 unless expressly specified otherwise in the immediately preceding sentence or as required by applicable Law. Each member of the Baxalta Group and the Baxter Group shall cooperate with respect to any notification to appropriate governmental agencies of the disposition and the issuance of new, or the transfer of existing, workers’ compensation insurance policies and claims handling contracts.

ARTICLE VI

EQUITY, INCENTIVE, AND DIRECTOR AND EXECUTIVE COMPENSATION PROGRAMS

Section 6.01 Equity Incentive Programs.

(a) Options, PSUs and RSUs. The Parties shall use commercially reasonable efforts to take all actions necessary or appropriate so that each outstanding Baxter Option, Baxter PSU Award, or Baxter RSU Award granted under a Baxter Stock Program shall be adjusted or converted as set forth in this Section 6.01. This Section 6.01(a) shall not apply to grants (including those Baxter RSU Awards deferred pursuant to the Baxter Directors’ DCP) made under the Baxter Directors’ Plan (or any successor or predecessor plan), and the sole provisions with respect to the adjustment and conversion of those grants are set forth in Section 6.04.

(i) Baxter Options. As determined by the Baxter Compensation Committee pursuant to its authority under the applicable Baxter Stock Program, each Baxter Option granted prior to January 1, 2015 (other than new hire grants made on or after July 1, 2014) that remains outstanding as of immediately prior to the

Distribution Date, regardless of by whom held, whether vested or unvested, shall be converted concurrently with the Distribution on the Distribution Date into both an Adjusted Baxter Option and a Baxalta Option. As determined by the Baxter Compensation Committee pursuant to its authority under the applicable Baxter Stock Program, each Baxter Option granted on or after January 1, 2015 (or, with respect to new hire grants, on or after July 1, 2014), but prior to the Distribution Date that remains outstanding as of immediately prior to the Distribution Date, regardless of by whom held, whether vested or unvested, shall be converted concurrently with the Distribution on the Distribution Date into (x) an Adjusted Baxter Option in the case of Baxter Employees and Baxter Former Employees or (y) a Baxalta Option in the case of Baxalta Employees or Baxalta Former Employees. Each such adjusted or converted Option shall, except as otherwise provided in this Section 6.01, be subject to the same terms and conditions (including with respect to vesting) after the Distribution Date as applicable to such Baxter Option immediately prior to the Distribution Date; provided, however, that upon such adjustment or conversion:

(A) with respect to each Baxter Option granted prior to January 1, 2015 (other than new hire grants made on or after July 1, 2014), the number of Baxter Common Shares subject to such Option shall be unchanged from the number of Baxter Common Shares that were subject to the original unadjusted Baxter Option;

(B) with respect to each Baxter Option granted prior to January 1, 2015 (other than new hire grants made on or after July 1, 2014), the number of shares of Baxalta Common Stock subject to the Baxalta Option issued with respect to such Option, rounded down to the nearest whole share, shall be equal to the product obtained by multiplying (1) the number of Baxter Common Shares subject to the Baxter Option immediately prior to the Distribution Date times (2) the Distribution Ratio;

(C) with respect to each Baxter Option granted on or after January 1, 2015 (or, with respect to new hire grants, on or after July 1, 2014), the number of Baxter Common Shares subject to such Adjusted Baxter Option (if any), rounded down to the nearest whole number, shall be equal to (1) the number of Baxter Common Shares subject to the Baxter Option immediately prior to the Distribution Date, divided by (2) the Baxter Percentage;

(D) with respect to each Baxter Option granted on or after January 1, 2015 (or, with respect to new hire grants, on or after July 1, 2014), the number of shares of Baxalta Common Stock subject to the Baxalta Option into which such Baxter Option is converted (if any), rounded down to the nearest whole number, shall be equal to (1) the product obtained by multiplying (xx) the number of Baxter Common Shares subject to the Baxter Option immediately prior to the Distribution Date times (yy) the Distribution Ratio, divided by (2) the Baxalta Percentage;

(E) the per share exercise price of each Adjusted Baxter Option, rounded up to the nearest hundredth of a cent, shall be equal to (1) the Baxter Pre-Distribution Stock Value minus (2) the Baxter Pre-Distribution Option Value; and

(F) the per share exercise price of each Baxalta Option, rounded up to the nearest hundredth of a cent, shall be equal to (1) the Baxalta Stock Value minus (2) the Baxalta Pre-Distribution Option Value;

provided, however, that the exercise price, the number of Baxter Common Shares and shares of Baxalta Common Stock subject to such options, and the terms and conditions of exercise of such options shall be determined in a manner consistent with the requirements of Code Section 409A; provided, further, that, in the case of any Baxter Option to which Code Section 421 applies by reason of its qualification under Code Section 422 as of immediately prior to the Distribution Date, the exercise price, the number of Baxter Common Shares and shares of Baxalta Common Stock subject to such option, and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Code Section 424(a).

(ii) Baxter PSU Awards. As determined by the Baxter Compensation Committee pursuant to its authority under the applicable Baxter Stock Program, prior to the Distribution Date, Baxter shall, notwithstanding the existing terms of such awards, cause such Baxter Awards to be equitably adjusted. Each Baxter PSU Award granted prior to January 1, 2015 that remains outstanding as of immediately prior to the Distribution Date shall be converted (regardless of by whom held, and whether or not vested or unvested) into (A) a number of Baxter Awards equal to the number of Baxter Common Shares payable in respect of such Baxter Award and (B) a number of Baxalta Awards equal to the product obtained by multiplying (1) the number of Baxter Common Shares payable in respect of such Baxter PSU Award times (2) the Distribution Ratio, in each case as determined by Baxter’s Compensation Committee. The Baxter Awards and Baxalta Awards received upon conversion of Baxter PSU Awards in accordance with this Section 6.01(a)(ii) both shall be subject to substantially the same terms and conditions (including with respect to vesting) immediately following the Distribution Date as applicable immediately prior to the Distribution Date for those Baxter Awards from which such Baxter Awards and Baxalta Awards were converted.

(iii) Baxter RSU Awards. Each holder of Baxter RSU Awards granted prior to January 1, 2015 (other than new hire grants made on or after July 1, 2014) that remain outstanding as of immediately prior to the Distribution Date, regardless of by whom held, whether vested or unvested, shall receive (in addition to retaining such Baxter RSU Awards) concurrently with the Distribution on the Distribution Date a number of Baxalta RSU Awards equal to the product obtained by multiplying (x) the number of such Baxter RSU Awards held by such holder times (y) the Distribution Ratio. Each Baxter RSU Award granted on or after January 1, 2015 (or, with respect to new hire grants, on or after July 1, 2014) but prior to the Distribution Date that remains outstanding as of immediately prior to the Distribution Date, regardless of by whom held, whether vested or unvested, shall be converted concurrently with the Distribution on the Distribution Date into (A) an Adjusted Baxter RSU Award in the case of Baxter

Employees and Baxter Former Employees or (B) a Baxalta RSU Award in the case of Baxalta Employees or Baxalta Former Employees. Except as set forth in this Section 6.01(a)(iii), all Adjusted Baxter RSU Awards and Baxalta RSU Awards issued in accordance with this Section 6.01(a)(iii) shall be subject to substantially the same terms and conditions (including with respect to vesting) immediately following the Distribution Date as applicable immediately prior to the Distribution Date for those Baxter RSU Awards from which such Adjusted Baxter RSU Awards and Baxalta RSU Awards were converted; provided, however, that with respect to each Baxter RSU Award granted on or after January 1, 2015 (or, with respect to new hire grants, on or after July 1, 2014):

(A) the number of units represented by an Adjusted Baxter RSU Award shall be equal to (1) the number of units subject to the Baxter RSU Award immediately prior to the Distribution Date, divided by (2) the Baxter Percentage;

(B) the number of units represented by a Baxalta RSU Award shall be equal to (1) the product obtained by multiplying (xx) the number of units subject to the Baxter RSU Award immediately prior to the Distribution Date times (yy) the Distribution Ratio, divided by (2) the Baxalta Percentage.

(iv) Notwithstanding the foregoing, the Parties may mutually agree not to adjust (or to otherwise adjust as they deem appropriate) certain outstanding Baxter equity-based awards pursuant to the foregoing provisions of this Section 6.01 to the extent such actions would create or trigger adverse legal, accounting or tax consequences or in order to comply with any Employee Agreement or similar agreement with any affected Employee.

(b) Miscellaneous Award Terms. After the Distribution Date, Adjusted Baxter Awards, regardless of by whom held, shall be settled by Baxter, and Baxalta Awards, regardless of by whom held, shall be settled by Baxalta. Except as otherwise provided in this Agreement, with respect to grants described in this Section 6.01, (i) no Transferred Employee shall be treated as having incurred a termination of employment with respect to any Baxter Award solely by reason of the transfer of employment, (ii) employment with the Baxter Group shall be treated as employment with Baxalta with respect to Baxalta Awards held by Baxter Retained Employees, and (iii) employment with the Baxalta Group shall be treated as employment with Baxter with respect to Adjusted Baxter Awards held by Baxalta Employees. In addition, neither the Separation nor the Distribution (including, for the avoidance of doubt, any Local Closing Transaction) shall constitute a termination of employment for any Employee for purposes of any Adjusted Baxter Award or any Baxalta Award. Following the Distribution Date, for any award adjusted or otherwise received in accordance with this Section 6.01, any reference to a “change in control,” “change of control” or similar definition in an award agreement, employment agreement or Baxter Stock Program applicable to such award (A) with respect to Adjusted Baxter Awards, shall be deemed to refer to a “change in control,” “change of control” or similar definition as set forth in the applicable award agreement, employment agreement or Baxter Stock Program (a “Baxter Change of Control”), and (B) with respect to Baxalta Awards, shall be deemed to refer to a “change in control,” “change of control” or similar definition as defined in the Baxalta Equity Plan (a “Baxalta Change of Control”). Without limiting the foregoing, with respect to provisions related to vesting of awards, a Baxter Change of Control shall be treated as a Baxalta Change of Control for purposes of Baxalta Awards held by Baxter Retained Employees or Baxter Former Employees, and a Baxalta Change of Control shall be treated as a Baxter Change of Control for purposes of Adjusted Baxter Awards held by Baxalta Employees or Baxalta Former Employees. The Distribution shall not, in and of itself, be treated as either a Baxter Change of Control or a Baxalta Change of Control

(c) Tax Reporting and Withholding. Following the Distribution Date, it is generally expected that (i) Baxter will be responsible for all income, payroll and other tax remittance and reporting related to income of Baxter Retained Employees, Baxter Former Employees, and individuals who continue to be Baxter non-employee directors immediately following the Distribution Date in respect of Adjusted Baxter Awards and Baxalta Awards; and (ii) Baxalta will be responsible for all income, payroll and other tax remittance and reporting related to income of Transferred Employees, Baxalta Former Employees and Baxalta non-employee directors who do not continue to be Baxter non-employee directors immediately following the Distribution Date in respect of Adjusted Baxter Awards and Baxalta Awards. Baxter or Baxalta, as applicable, shall facilitate performance by the other Party of its obligations hereunder by promptly remitting amounts or shares withheld in conjunction with a transfer of shares or cash, either (as mutually agreed by the Parties) directly to the applicable taxing authority or to the other Party for remittance to such taxing authority. The Parties will cooperate and communicate with each other and with third-party providers to effectuate withholding and remittance of taxes, as well as required tax reporting, in a timely, efficient and appropriate manner. Baxter and Baxalta shall, to the extent practicable, (x) treat Baxalta (or a member of the Baxalta Group designated by Baxter) as a “successor employer” and Baxter (or the appropriate member of the Baxter Group) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Baxalta Employees (upon the Transfer Date for such Baxalta Employee) for purposes of taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act, and (y) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each Baxalta Employee for the year in which the Transfer Date for such Baxalta Employee occurs. The obligations to cooperate and support the other in respect of such tax withholding and remittance shall not continue beyond the termination or expiration of such or similar transition services under the Transition Services Agreement.

(d) Registration and Other Regulatory Requirements. As soon as possible following (or prior to) the Distribution Date, but in any case before the date of issuance of any shares of Baxalta Common Stock pursuant to the Baxalta Equity Plan, Baxalta agrees to file a Form S-8 Registration Statement (or such other registration statement as may be permitted in lieu thereof if a Form S-8 Registration Statement is not then available for any such awards to be granted in accordance with the terms of this Agreement) with respect to, and to cause to be registered pursuant to the Securities Act, the shares of Baxalta Common Stock authorized for issuance under the Baxalta Equity Plan as required pursuant to the Securities Act. The Parties shall take such additional actions as are deemed necessary or advisable to effectuate the foregoing provisions of this Section 6.01, including compliance with securities Laws and other legal requirements associated with equity compensation awards in affected non-U.S. jurisdictions. Baxter agrees to facilitate the adoption and approval of the Baxalta Equity Plan consistent with the requirements of Treasury Regulations Section 1.162-27(f)(4)(iii).

(e) Baxter Equity-Based Awards in Certain Non-U.S. Jurisdictions. Notwithstanding the foregoing provisions of this Section 6.01, the Parties may mutually agree, in their sole discretion (including as set forth in Schedule 6.01(e)), not to adjust certain outstanding Baxter equity-based awards pursuant to the foregoing provisions of this Section 6.01, where those actions would create or trigger adverse legal, accounting or tax consequences for Baxter, Baxalta, and/or the affected non-U.S. award holders. In such circumstances, Baxter and/or Baxalta may take any action necessary or advisable to prevent any such adverse legal, accounting or tax consequences, including, but not limited to, agreeing that the outstanding Baxter equity-based awards of the affected non-U.S. award holders shall terminate in accordance with the terms of the Baxter Stock Programs and the underlying award agreements, in which case Baxalta or Baxter, as applicable, shall equitably compensate the affected non-U.S. award holders in an alternate manner determined by Baxalta or Baxter, as applicable, in its sole discretion, or apply an alternate adjustment method. Where and to the extent required by applicable Law or tax considerations outside the United States, the adjustments described in this Section 6.01 shall be deemed to have been effectuated immediately prior to the Distribution Date.

Section 6.02 Employee Stock Purchase Plan.

(a) Baxter ESPP. The administrator of the Baxter ESPP shall take all actions necessary and appropriate to provide that: (i) the final purchases to be made thereunder by Baxalta Employees may, subject to clause (iv), occur (and reasonable time is provided to allow such purchases to occur) on or before the applicable Transfer Date to allow such participants to purchase Baxter Common Shares under the Baxter ESPP on or prior to such Transfer Date; (ii) all participant payroll deductions and other contributions under the Baxter ESPP by Baxalta Employees shall cease on or before the final purchases by such Baxalta Employees pursuant to in clause (i) of this paragraph; (iii) subject to clause (iv), Baxalta Employees in the Baxter ESPP shall not be eligible to make any future purchases or participate in any future Offerings (as defined in the Baxter ESPP) following the applicable Transfer Date; and (iv) any cash remaining in the Baxter ESPP account of any Baxalta Employee described in clause (iii) shall either be used to make purchases of Baxter Common Shares under the Baxter ESPP as of the next regularly scheduled purchase date under the Baxter ESPP or, to the extent required under applicable local Law, refunded to such Baxalta Employee. For purposes of this paragraph, the administrator of the Baxter ESPP may establish an alternate Offering End Date (as defined in the Baxter ESPP) for a sub-plan of the Baxter ESPP, as it determines to be necessary or advisable to accommodate the operation and administration of the sub-plan.

(b) Establishment of Baxalta ESPP. Effective as of or before the Distribution Date, Baxalta shall establish the Baxalta ESPP, with terms substantially similar to those of the Baxter ESPP as of the Distribution Date; provided, however, that Baxalta may delay implementation of the Baxalta ESPP or otherwise choose not to establish such Baxalta ESPP in one or more countries (i) to the extent necessary to complete those actions and undertakings that Baxalta, in its sole discretion, determines to be necessary or advisable to comply with applicable Law or (ii) if Baxalta determines, in its sole discretion, that establishing and maintaining such Baxalta ESPP in such country would not be commercially reasonable in light of the facts and circumstances.

Section 6.03 Annual Bonus. The Baxalta Group shall be responsible for all annual bonus payments or other forms of cash incentive compensation (including commissions) to Transferred Employees (and Post-Distribution Baxalta Employees as part of the costs and expenses passed through to Baxalta pursuant to the International Commercial Operations Agreement) in respect of any plan year, the payment date for which occurs on or after the applicable Transferred Employee’s Transfer Date. Notwithstanding the foregoing, the Parties intend to treat the portion of 2015 ending on the Distribution Date as a separate performance period for purposes of 2015 annual bonuses. The bonuses attributable to such separate performance period earned by Transferred Employees shall be paid by Baxalta at substantially the same time such bonuses are paid to Baxter Retained Employees, and to the extent that payment is conditioned upon continued employment, employment by the Baxalta Group shall be treated as employment by the Baxter Group.

Section 6.04 Directors’ Plan. Effective as of or before the Distribution Date, Baxalta shall establish the Baxalta Directors’ Plan, with terms and funding arrangements substantially similar to those of the Baxter Directors’ Plan as of the Distribution Date. The Parties shall use commercially reasonable efforts to take all actions necessary or appropriate so that each outstanding Baxter Option or Baxter RSU Award granted under the Baxter Directors’ Plan shall be adjusted or converted as set forth in this Section 6.04. For the avoidance of doubt, the remainder of this Section 6.04 applies only to grants (including those Baxter RSU Awards deferred pursuant to the Baxter Directors’ DCP) made under the Baxter Directors’ Plan (or any successor or predecessor plan), while Section 6.01 is intended to apply to other programs included within the Baxter Stock Programs.

(a) Baxter Options. As determined by the Baxter Compensation Committee pursuant to its authority under the Baxter Directors’ Plan, each Baxter Option granted prior to January 1, 2015 (other than new hire grants made on or after July 1, 2014) that remains outstanding as of immediately prior to the Distribution Date, regardless of by whom held, whether vested or unvested, shall be converted concurrently with the Distribution on the Distribution Date into both an Adjusted Baxter Option and a Baxalta Option. As determined by the Baxter Compensation Committee pursuant to its authority under the Baxter Directors’ Plan, each Baxter Option granted on or after January 1, 2015 (or, with respect to new hire grants, on or after July 1, 2014) but prior to the Distribution Date that remains outstanding as of immediately prior to the Distribution Date, regardless of by whom held, whether vested or unvested, shall be converted concurrently with the Distribution on the Distribution Date into (i) an Adjusted Baxter Option in the case of any holder thereof who, as of immediately following the Distribution Date, is not serving on the Baxalta Board or who is serving on both the Baxter Board and the Baxalta Board or (ii) a Baxalta Option in the case of any holder thereof who, as of immediately following the Distribution Date, is serving on the Baxalta Board, but not the Baxter Board. Each such adjusted or converted Option shall, except as otherwise provided in this Section 6.04(a), be subject to the same terms and conditions (including with respect to vesting) after the Distribution Date as applicable to such Baxter Option immediately prior to the Distribution Date; provided, however, that upon such adjustment or conversion:

(A) with respect to each Baxter Option granted prior to January 1, 2015 (other than new hire grants made on or after July 1, 2014), the number of Baxter Common Shares subject to such Option shall be unchanged from the number of Baxter Common Shares that were subject to the original unadjusted Baxter Option;

(B) with respect to each Baxter Option granted prior to January 1, 2015 (other than new hire grants made on or after July 1, 2014), the number of shares of Baxalta Common Stock subject to the Baxalta Option into which such Baxter Option is converted, rounded down to the nearest whole share, shall be equal to the product obtained by multiplying (x) the number of Baxter Common Shares subject to the Baxter Option immediately prior to the Distribution Date times (y) the Distribution Ratio;

(C) with respect to each Baxter Option granted on or after January 1, 2015 (or, with respect to new hire grants, on or after July 1, 2014) to any holder thereof who, as of immediately following the Distribution Date, is not serving on the Baxalta Board or who is serving on both the Baxter Board and the Baxalta Board, the number of Baxter Common Shares subject to such Adjusted Baxter Option (if any), rounded down to the nearest whole number, shall be equal to (1) the number of Baxter Common Shares subject to the Baxter Option immediately prior to the Distribution Date, divided by (2) the Baxter Percentage;

(D) with respect to each Baxter Option granted on or after January 1, 2015 (or, with respect to new hire grants, on or after July 1, 2014) to any holder thereof who, as of immediately following the Distribution Date, is serving on the Baxalta Board, but not the Baxter Board, the number of shares of Baxalta Common Stock subject to such Baxalta Option (if any), rounded down to the nearest whole number, shall be equal to (1) the product obtained by multiplying (xx) the number of Baxter Common Shares subject to the Baxter Option immediately prior to the Distribution Date times (yy) the Distribution Ratio, divided by (2) the Baxalta Percentage;

(E) the per share exercise price of each Adjusted Baxter Option, rounded up to the nearest hundredth of a cent, shall be equal to (1) the Baxter Pre-Distribution Stock Value minus (2) the Baxter Pre-Distribution Option Value; and

(F) the per share exercise price of each Baxalta Option, rounded up to the nearest hundredth of a cent, shall be equal to (1) the Baxalta Stock Value minus (2) the Baxalta Pre-Distribution Option Value;

provided, however, that the exercise price, the number of Baxter Common Shares and shares of Baxalta Common Stock subject to such options, and the terms and conditions of exercise of such options shall be determined in a manner consistent with the requirements of Code Section 409A.

(b) Baxter RSU Awards. Each holder of Baxter RSU Awards granted prior to January 1, 2015 (other than new hire grants made on or after July 1, 2014) that remain outstanding as of immediately prior to the Distribution Date, regardless of by whom held, whether vested or unvested, shall receive (in addition to retaining such Baxter RSU Awards) concurrently with the Distribution on the Distribution Date a number of Baxalta RSU Awards equal to the product obtained by multiplying (i) the number of such Baxter RSU Awards held by such holder times (ii) the Distribution Ratio. Each Baxter RSU Award granted on or after January 1, 2015 (or, with respect to new hire grants, on or after July 1, 2014) but prior to the Distribution Date that remains outstanding as of immediately prior to the Distribution Date, regardless of by whom held, whether vested or unvested, shall be converted concurrently with the Distribution on the Distribution Date into (i) an Adjusted Baxter RSU Award in the case any holder thereof who, as of immediately following the Distribution Date, is not serving on the Baxalta Board or who is serving on both the Baxter Board and the Baxalta Board or (ii) a Baxalta RSU Award in the case of any holder thereof who, as of immediately following the Distribution Date, is serving on the Baxalta Board, but not the Baxter Board. Except as set forth in this Section 6.04(b), all Adjusted Baxter RSU Awards and Baxalta RSU Awards issued in accordance with this Section 6.04(b) shall be subject to substantially the same terms and conditions (including with respect to vesting) immediately following the Distribution Date as applicable immediately prior to the Distribution Date for those Baxter RSU Awards from which such Adjusted Baxter RSU Awards and Baxalta RSU Awards were converted; provided, however, that with respect to each Baxter RSU Award converted in accordance with the immediately preceding sentence:

(A) the number of units represented by an Adjusted Baxter RSU Award shall be equal to (1) the number of units subject to the Baxter RSU Award immediately prior to the Distribution Date, divided by (2) the Baxter Percentage;

(B) the number of units represented by a Baxalta RSU Award shall be equal to (1) the product obtained by multiplying (xx) the number of units subject to the Baxter RSU Award immediately prior to the Distribution Date times (yy) the Distribution Ratio, divided by (2) the Baxalta Percentage.

Section 6.05 Directors’ Deferred Compensation Plan.

(a) Establishment of Baxalta Directors’ DCP. Effective as of or before the Distribution Date, Baxalta shall establish the Baxalta Directors’ DCP, with terms substantially similar to those of the Baxter Directors’ DCP as of the Distribution Date. The portion of the compensation paid to a director of Baxalta in the year that includes the Distribution Date that is deferred pursuant to the Baxter Directors’ DCP shall be determined by the deferral election, if any, made by such director for such year pursuant to the Baxter Directors’ DCP.

(b) Assumption of Directors’ DCP Liabilities and Transfer from Baxter Directors’ DCP.

(i) As of the Distribution Date, Baxalta shall, and shall cause the Baxalta Directors’ DCP to, assume all Liabilities for all obligations under the Baxter Directors’ DCP for the benefits of each person who will serve on the Baxalta Board, but not the Baxter Board, as of immediately following the Distribution Date, together with his or her beneficiaries and/or alternate payees, determined as of the applicable Distribution Date, and Baxter and the Baxter Directors’ DCP shall be relieved of all Liabilities for those benefits. To the maximum extent permitted by Treasury Regulations Section 1.409A-1(h)(4), a member of the Baxter Board whose benefit under the Baxter Director’s DCP is transferred to the Baxalta Directors’ DCP shall not be considered to have undergone a “separation from service” for purposes of Code Section 409A and the Baxter Directors’ DCP solely by reason of the Separation, regardless of whether he continues to serve on the Baxter Board immediately following the Distribution Date.

(ii) Baxter shall retain all of the Liabilities under the Baxter Directors’ DCP with respect to the benefits of each person who will serve on both the Baxalta Board and the Baxter Board as of immediately following the Distribution Date, together with his or her beneficiaries and/or alternate payees. The time and form of payment of such Liabilities shall be based upon the date on which such persons terminate their service on the Baxter Board regardless of whether they continue to serve on the Baxalta Board.

(iii) As of or as soon as practicable after the Distribution Date, the Parties shall cooperate to cause the accounts of each person who will serve on the Baxalta Board, but not the Baxter Board, as of immediately following the Distribution Date, participating in the Baxter Directors’ DCP to be transferred to the Baxalta Directors’ DCP. Baxalta shall (A) credit each such director’s account with (1) the amount deferred by such individual into the Baxter Directors’ DCP as of the Distribution Date, plus (2) any employer contributions, whether vested or unvested, deemed to have been made in relation to the amount described in (1), including, in each case, any earnings thereon, and (B) recognize and honor all deferral and distribution elections made by such individual (including any deferral election applicable to any amount earned but not yet paid as of the Distribution Date).

(iv) The accrued benefit of each director under the Baxter Directors’ DCP as of the applicable Transfer Date shall be payable under the Baxalta Directors’ DCP at the same time and in the same form that would have been paid under the Baxter Directors’ DCP, treating such director’s separation from service from the Baxalta Group as if it were a separation from service from the Baxter Group, and taking into account any election made by the director relating to the time and form of his payment under the Baxter Director’s DCP.

(c) Baxter Directors’ DCP after Transfer Date. From and after the Distribution Date, each person who will serve on the Baxalta Board, but not the Baxter Board, as of immediately following the Distribution Date shall not participate in or accrue any benefits under the Baxter Directors’ DCP. Without limiting the generality of the foregoing, each such person shall cease to participate in the Baxter Directors’ DCP effective as of the Distribution Date. The Baxter Directors’ DCP shall continue to be responsible for Liabilities in respect of members of the Baxter Board and their beneficiaries and/or alternate payees.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Transfer of Records and Information. Baxter shall transfer to Baxalta originals or copies of any and all employment records and information (including, but not limited to, any personnel files, performance reviews, and medical, social security and tax files and forms) with respect to Transferred Employees and other records reasonably required by Baxalta to enable Baxalta properly to carry out its obligations under this Agreement. Such transfer of records and information generally shall occur as soon as administratively practicable on or after the Distribution Date (or, if later, the applicable Transfer Date) and shall in each case be required and shall occur only to the extent permitted by applicable local Law; provided that it is understood and agreed that certain records required to effect the contemplated transfer of employment may be provided prior to the Transfer Date to the extent required by applicable local Law. Each Party will permit the other Party reasonable access to Employee records and information, to the extent reasonably necessary for such accessing Party to carry out its obligations hereunder.

Section 7.02 Cooperation. Each Party shall upon reasonable request provide the other Party and the other Party’s respective Affiliates, agents, and vendors all information reasonably necessary to the other Party’s performance of its obligations hereunder. The Parties agree to use their respective best efforts and to cooperate with each other in order to carry out their obligations hereunder and to effectuate the terms of this Agreement.

Section 7.03 Employee Agreements. Effective as of the applicable Transfer Date of each Transferred Employee, Baxter and the applicable members of the Baxter Group hereby assign to Baxalta or another member of the Baxalta Group, to the extent a Transferred Employee did not otherwise sign an Employee Agreement to effect his or her transfer to and hiring by the Baxalta Group, each Employee Agreement entered into between a member of the Baxter Group and any Baxalta Employee, and all rights and obligations thereunder; provided, however, that Baxter and the Baxter Group shall retain all rights under each Employee Agreement to the extent that such rights are related to any continuing Liability of the Baxter Group not assumed by Baxalta in connection with the Separation and Distribution (including herein). Upon written request by Baxter or the Baxter Group, Baxalta or the Baxalta Group shall make available to Baxter or the Baxter Group the original copy of any written Employee Agreement (and a summary of the terms of any unwritten Employee Agreement) that was assigned to Baxalta or the Baxalta Group under this Agreement.

Section 7.04 Repayment Assets. Effective as of the Distribution Date, the Baxter Group shall be entitled to all Employee Recoupment Assets in respect of Baxter Retained Employees and Former Employees, and effective as of the applicable Transfer Date, the Baxalta Group shall be entitled to all Employee Recoupment Assets in respect of Baxalta Employees.

Section 7.05 Compliance. The agreements and covenants of the Parties hereunder shall at all times be subject to the requirements and limitations of applicable Law (including, for purposes of Article IV, local rules and customs relating to the treatment of pension plans) and collective bargaining agreements. Where an agreement or covenant of a Party hereunder cannot be effected in compliance with applicable Law or an applicable collective bargaining agreement, the Parties agree to negotiate in good faith to modify such agreement or covenant to the least extent possible in keeping with the original agreement or covenant in order to comply with applicable Law or such applicable collective bargaining agreement. Each provision of this Agreement is subject to and qualified by this Section 7.05, whether or not such provision expressly states that it is subject to or limited by applicable Law or by applicable collective bargaining agreements. Each reference to the Code, ERISA, or the Securities Act or any other Law shall be deemed to include the rules, regulations, and guidance issued thereunder.

Section 7.06 Preservation of Rights. Unless expressly provided otherwise in this Agreement, nothing herein shall be construed as a limitation on the right of the Baxter Group or the Baxalta Group to (a) amend, modify or terminate any Benefit Plan or (b) terminate the employment of any Employee.

Section 7.07 Reimbursement. The Parties acknowledge that the Baxter Group, on the one hand, and the Baxalta Group, on the other hand, may incur costs and expenses (including, without limitation, contributions to Benefit Plans and the payment of insurance premiums) which are, as set forth in this Agreement, the responsibility of the other Party. Accordingly, the Parties agree to reimburse each other for Liabilities and obligations for which such Party is responsible, and shall provide such reimbursement reasonably promptly and in accordance with the terms of any agreement between the Parties or their Affiliates expressly addressing such matters.

Section 7.08 Matching Grant Plan. Baxter covenants and agrees that the Baxter International Foundation shall retain all Liabilities under the Matching Gifts Program with respect to donations made by any Transferred Employee prior to the Transfer Date. Baxter covenants and agrees that the Baxter International Foundation is to match or cause to be matched all eligible donations made prior to the Distribution Date, in accordance with the terms of the Matching Gifts Program.

Section 7.09 Not a Change in Control. The Parties acknowledge and agree that the transactions contemplated by the Separation and Distribution Agreement and this Agreement do not constitute a “change in control” or a “change of control” for purposes of any Benefit Plan.

Section 7.10 Incorporation by Reference. The following sections of the Separation and Distribution Agreement are hereby incorporated into this Agreement by reference: Section 9.01. Counterparts, Entire Agreement, Corporate Power, Facsimile Signatures; Section 9.02. Governing Law; Section 9.03. Assignability; Section 9.04. Third Party Beneficiaries; Section 9.05. Notices; Section 9.06. Severability; Section 9.07. Force Majeure; Section 9.08. No Set Off; Section 9.09. Responsibility for Expenses; Section 9.10. Headings; Section 9.11. Survival of Covenants; Section 9.13. Waivers; Section 9.14. Amendments; Section 9.15. Interpretation; Section 9.16. Public Announcements; Section 9.17. Specific Performance; and Section 9.18. Mutual Drafting.

Section 7.11 Limitation on Enforcement. This Agreement is an agreement solely between the Parties. Nothing in this Agreement, whether express or implied, shall be construed to: (a) confer upon any current or former Employee of the Baxter Group or the Baxalta Group, or any other person any rights or remedies, including, but not limited to any right to (i) employment or recall; (ii) continued employment or continued service for any specified period; or (iii) claim any particular compensation, benefit or aggregation of benefits, of any kind or nature; or (b) create, modify, or amend any Benefit Plan.

Section 7.12 Further Assurances and Consents. In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties hereto shall use commercially reasonable efforts to (a) execute and deliver such further instruments and documents and take such other actions as the other party may reasonably request to effectuate the purposes of this Agreement and carry out the terms hereof; (b) take, or cause to be taken, all actions, and do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable Laws and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using commercially reasonable efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable to consummate the transactions contemplated by this Agreement; provided that no Party shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom those consents, approvals and amendments are required or to take any action or omit to take any action if the taking of action or the omission to take action would be unreasonably burdensome to the Party or the business thereof.

Section 7.13 Third Party Consent. If the obligation of any Party under this Agreement depends on the consent of a third party, such as a vendor or insurance company, and that consent is withheld, the Parties shall use commercially reasonable efforts to implement the applicable provisions of this Agreement to the fullest extent practicable. If any provision of this Agreement cannot be implemented due to the failure of a third party to consent, the Parties shall negotiate in good faith to implement the provision in a mutually satisfactory manner, taking into account the original purposes of the provision in light of the Distribution and communications to affected individuals.

Section 7.14 Effect if Distribution Does Not Occur. If the Distribution does not occur, then all actions and events that are to be taken under this Agreement, or otherwise in connection with the Distribution, shall not be taken or occur, except to the extent specifically provided by Baxter.

Section 7.15 Disputes. The Parties agree to use commercially reasonable efforts to resolve in an amicable manner any and all controversies, disputes and claims between them arising out of or related in any way to this Agreement. The Parties agree that any controversy, dispute or claim (whether arising in contract, tort or otherwise) arising out of or related in any way to this Agreement that cannot be amicably resolved informally will be resolved pursuant to the dispute resolution procedures set forth in Article VII of the Separation and Distribution Agreement.

Section 7.16 Reverse Jurisdiction. Notwithstanding anything in this Agreement to the contrary, with the exception of Article I, Section 2.01 and this Section 7.16, the parties acknowledge and agree that for each of the entities or countries listed in Schedule 7.16, where the context so requires in accordance with the applicable local Conveyance and Assumption Instruments, each reference to “Baxalta” in this Agreement shall be construed as a reference to “Baxter,” and each reference to “Baxter” in this Agreement shall be construed as a reference to “Baxalta.” For the avoidance of doubt and where such treatment is reasonable in light of the context, this Section 7.16 shall be interpreted to provide substantially the same treatment for the entities or jurisdictions listed in Schedule 7.16 (but with the Baxter and Baxalta roles reversed) to Baxter Retained Employees who are legally employed by the Baxalta Group for a period prior to such Employee’s legal transfer back to the Baxter Group by agreement of the Parties, as the treatment herein with respect to Post-Distribution Baxalta Employees.

[SIGNATURE PAGE FOLLOWS]

The Parties have caused this Agreement to be signed by their authorized representatives as of the date of this Agreement.

BAXTER INTERNATIONAL INC.

By:	/s/ James K. Saccaro
Title:	Corporate Vice President

BAXALTA INCORPORATED

By:	/s/ Robert J. Hombach
Title:	Corporate Vice President and Chief Financial Officer

Schedule 1.01

Post-Distribution Baxalta Employees

Empl ID	Work Country
201120	United Arab Emirates
389152	Argentina
409130	Argentina
364235	Argentina
369271	Argentina
369272	Argentina
410775	Argentina
428032	Argentina
413028	Argentina
392668	Argentina
318369	Argentina
219786	Argentina
235443	Argentina
217040	Argentina
235353	Argentina
388853	Argentina
238797	Argentina
185638	Argentina
355920	Argentina
223330	Argentina
213688	Argentina
415472	Argentina
290095	Bulgaria
228826	Bulgaria
387126	Bulgaria
428850	Brazil
422203	Brazil
389223	Brazil
392861	Brazil
414178	Brazil
394167	Brazil
397959	Brazil
390038	Brazil
389579	Brazil
159361	Brazil
423457	Brazil
363895	Brazil
196674	Brazil
394759	Brazil
305574	Brazil
388951	Brazil
404926	Brazil
236257	Brazil

388132	Brazil
193117	Brazil
422195	Brazil
409496	Brazil
391740	Brazil
210757	Brazil
226225	Brazil
185296	Brazil
410031	Brazil
398603	Brazil
386778	Brazil
388828	Brazil
239326	Brazil
398604	Brazil
395223	Brazil
220979	Brazil
363304	Brazil
416288	Brazil
395874	Brazil
421284	Brazil
218793	Brazil
407419	Brazil
386771	Brazil
415136	Brazil
419197	Brazil
404922	Brazil
150746	Brazil
210784	Brazil
386318	Brazil
414179	Brazil
392059	Brazil
420896	Brazil
387744	Brazil
421553	Brazil
398610	Brazil
416368	Brazil
417561	Brazil
406185	Brazil
422315	Brazil
384525	Brazil
413481	Brazil
418820	Brazil
229002	Brazil
207803	Brazil
364693	Brazil
420267	Brazil
362323	Brazil
218270	Brazil
421730	Brazil
239841	Chile

231429	Chile
398279	Chile
388086	China
188658	China
405203	China
382131	China
397128	China
386751	China
394523	China
360880	China
388841	China
414041	China
390884	China
424992	China
427514	China
394391	China
389442	China
427807	China
359344	China
198967	China
184417	China
390799	China
344224	China
397020	China
344069	China
395355	China
391874	China
394498	China
238538	China
385176	China
364441	China
387220	China
425839	China
410774	China
392139	China
361173	China
428053	China
389497	China
398060	China
422963	China
387321	China
393729	China
237927	China
387296	China
232063	China
231576	China
417608	China
415944	China
364442	China
389416	China

396665	China
428261	China
392308	China
383912	China
394045	China
364834	China
387463	China
419632	China
389921	China
414047	China
364115	China
396447	China
420020	China
427216	China
364199	China
182887	China
394910	China
406124	China
395053	China
238542	China
427574	China
387292	China
420753	China
420751	China
386795	China
204625	China
426791	China
421714	China
388025	China
391225	China
394716	China
419980	China
363450	China
388622	China
415662	China
424754	China
396449	China
387726	China
234685	China
385628	China
383872	China
414856	China
399658	China
207146	China
389411	China
382461	China
362619	China
189034	China
406813	China
344304	China

428252	China
228985	China
394246	China
218997	China
364238	China
195159	China
384292	China
417301	China
207761	China
382738	China
408660	China
362198	China
229591	China
423994	China
345016	China
425837	China
362439	China
422046	China
234372	China
417602	China
418798	China
389336	China
390942	China
384180	China
218127	China
389153	China
398831	China
426021	China
396199	China
423992	China
383778	China
198263	China
154558	Costa Rica
388856	Costa Rica
396294	Costa Rica
392608	Czech Republic
395326	Czech Republic
414983	Czech Republic
425991	Czech Republic
427578	Czech Republic
397559	Czech Republic
383917	Czech Republic
111720	Czech Republic
235376	Czech Republic
110804	Czech Republic
418367	Czech Republic
196641	Czech Republic
306777	Czech Republic
239711	Czech Republic
389980	Czech Republic

363747	Czech Republic
232011	Czech Republic
203533	Czech Republic
111378	Czech Republic
132641	Czech Republic
111084	Czech Republic
132165	Czech Republic
148048	Czech Republic
113735	Czech Republic
221468	Czech Republic
213534	Czech Republic
110913	Czech Republic
220753	Czech Republic
140344	Czech Republic
159351	Czech Republic
126414	Czech Republic
110805	Czech Republic
206541	Czech Republic
217392	Czech Republic
183779	Czech Republic
140388	Czech Republic
111829	Czech Republic
223311	Czech Republic
151203	Czech Republic
232549	Czech Republic
199245	Czech Republic
201095	Czech Republic
186664	Czech Republic
111293	Czech Republic
111212	Czech Republic
131517	Czech Republic
132178	Czech Republic
207839	Czech Republic
131495	Czech Republic
147697	Czech Republic
234379	Czech Republic
128222	Czech Republic
390221	Ecuador
359192	Ecuador
388053	Ecuador
156439	Ecuador
349801	Ecuador
239727	Estonia
357059	Greece
156102	Greece
355880	Greece
315220	Greece
397654	Greece
355884	Greece
356729	Greece

427733	Greece
355881	Greece
352385	Greece
353816	Greece
181475	Greece
103739	Greece
217119	Greece
289971	Greece
407538	Guatemala
383344	Guatemala
424861	Guatemala
218654	Guatemala
189929	Hungary
398488	Hungary
231608	Hungary
226752	Hungary
159795	Hungary
384380	Hungary
289986	Hungary
394549	India
411467	India
385387	India
413524	India
416806	India
167047	India
182428	India
427972	India
411013	India
361631	India
364309	India
413809	India
426669	India
385098	India
399331	India
406600	India
410778	India
392208	India
399948	India
305879	India
167475	India
426371	India
398447	India
411945	India
427500	India
306167	India
228143	India
407926	India
412570	India
195467	India
412007	India

182723	India
421562	India
222233	India
229014	India
398929	India
408167	India
424875	India
427132	India
351742	India
177877	India
386762	India
386611	India
417348	India
384277	India
208968	India
411424	India
415013	India
391875	India
360849	India
406487	India
394678	India
410777	India
411470	India
391756	India
195236	India
406541	India
405992	India
381741	India
361129	India
395020	India
425951	India
405658	India
426367	India
423609	India
399570	India
361931	India
411329	India
382657	India
405496	India
364196	India
388448	India
411549	Kazakhstan
409972	Kazakhstan
418080	Kazakhstan
390192	Kazakhstan
301943	Kazakhstan
359570	Kazakhstan
398835	Kazakhstan
416206	Kazakhstan
427491	Kazakhstan

412800	Kazakhstan
426909	Kazakhstan
412988	Kazakhstan
239851	Lithuania
239850	Lithuania
159075	Latvia
419765	Latvia
414787	Malaysia
216934	Malaysia
229014	Malaysia
394814	Malaysia
387440	Panama
160405	Poland
384163	Poland
356743	Poland
238593	Poland
382940	Poland
364298	Poland
222762	Poland
290202	Poland
412687	Poland
385790	Poland
212532	Poland
180877	Poland
234344	Poland
290204	Poland
306465	Poland
364296	Poland
235061	Poland
218883	Poland
218888	Poland
385154	Poland
411703	Poland
407930	Poland
392629	Poland
235060	Poland
399477	Poland
290148	Poland
238726	Poland
413991	Poland
200852	Poland
206401	Poland
426434	Poland
384412	Poland
225433	Poland
234705	Poland
217092	Poland
215598	Poland
200029	Poland
426056	Poland

410410	Romania
410677	Romania
410738	Romania
410737	Romania
411725	Romania
406099	Romania
407893	Romania
228861	Russia
413557	Russia
423494	Russia
361116	Russia
290236	Russia
395510	Russia
420082	Russia
406951	Russia
414912	Russia
413555	Russia
392403	Russia
238315	Russia
428731	Russia
397359	Russia
226893	Russia
423682	Russia
229683	Russia
412971	Russia
419156	Russia
399066	Russia
414035	Russia
412852	Russia
384566	Russia
236651	Russia
405488	Russia
239335	Russia
362104	Russia
397088	Russia
290262	Russia
414652	Russia
397823	Russia
411056	Russia
157971	Russia
427007	Russia
411623	Russia
384917	Russia
399798	Russia
406346	Russia
357088	Russia
393703	Russia
406945	Russia
416405	Russia
410726	Russia

389561	Russia
238222	Russia
382215	Russia
405317	Russia
414911	Russia
417773	Russia
392406	Russia
426359	Russia
416309	Russia
414033	Russia
237128	Russia
421414	Russia
415906	Slovakia
427343	Slovakia
387197	Slovakia
427878	Slovakia
388024	Slovakia
427742	Slovakia
408263	Slovakia
214012	Slovakia
425332	Slovakia
219614	Slovakia
110804	Slovakia
385458	Slovakia
364217	Slovakia
359110	Slovakia
362593	Slovakia
395747	Slovakia
407587	Slovenia
413451	Slovenia
412141	Slovenia
237045	Thailand
235531	Thailand
411709	Thailand
236362	Thailand
417445	Thailand
418034	Thailand
395843	Thailand
406913	Thailand
393318	Thailand
395877	Thailand
385368	Thailand
410161	Thailand
366863	Taiwan
422110	Taiwan
350893	Taiwan
395695	Taiwan
411801	Taiwan
409133	Taiwan
234395	Taiwan

392153	Taiwan
427413	Ukraine
416021	Ukraine
427870	Ukraine
204472	Venezuela
384506	Vietnam
389007	Vietnam
393041	Vietnam
427148	Vietnam

*	Parties may agree from time to time to designate other employees not yet transferred as of the Distribution Date to the list of Post-Distribution Baxalta Employees; provided that, for the avoidance of doubt, any such employee shall (unless the parties expressly agree otherwise) shall be treated as a Baxter employee as of the Distribution Date for purposes of all equity award adjustments and conversions in the manner described in the Employee Matters Agreement.

Schedule 2.03(a)

Baxter Benefit Plans

	United States	Puerto Rico
Retirement	DB Pension Qualified & Non-Qualified Plans	DB Pension Qualified
	DC - Incentive Investment Plan & Excess Plan	DC – Savings and Investment Plan (SIP)

Health & Welfare Plans	Medical and Prescription Drugs - Active, TPD and COBRA	Medical, Dental and Prescription Drugs - Active and COBRA, EAP
	Dental Plan-Active, TPD and COBRA	Basic Life Insurance – Active and Disabled
	Basic Life Insurance – Active and Disabled	Business Travel Accident Insurance
Long term disability Insurance
Short term disability Pay
Flexible Spending Accounts
Business Travel Accident Insurance
Retiree Medical
Retiree Life

Optional Employee Paid Coverage	Supplemental Life	Supplemental Life
	Personal Accident Insurance	Personal Accident Insurance
	Long term disability Insurance	Long term disability Insurance
Long Term Care
Voluntary Benefits & Discounts

Other Benefit Programs*	Adoption	Educational Assistance
	BeWell (Wellenss Program)	Severance & Terminations
	Childcare	Service awards
Educational Assistance
Employee Assistance Program
Severance & Terminations
Service awards

Time Off and Leaves of Absence	Bereavement Leave	Bereavement Leave
	Civic/Jury Duty Leave	Family and Medical Leave
	Family and Medical Leave	Military Leave
	Military Leave	Personal Leave
	Personal Leave	Sick pay
	Sick pay	Vacation and Personal Holiday Pay
Vacation and Personal Holiday Pay

	Canada	Colombia	Mexico
Retirement	Retirement DB		Private DB /DC Hybrid Pension Plan
Retirement DC

Health & Welfare Plans	Health and Welfare Benefits	Medical Plan	Life and Medical Mayor Insurance Policies
	Life Insurance	BeWell initiatives and Medical Check Up
	Optional Life insurance, Dependent life	Life and Accident Insurance
	AD&D	Disability /Sick Leave
Long term disability Insurance
Short term disability Insurance
Medical and Dental Plan
BC Medical

Other Benefit Programs*	Service awards	InverBaxter Savings Fund	Paid Special Permits
	Car Allowances/Perqs	Meal Tickets	Food Coupons
	Leaves/Other benefit related policies	Car Benefits	Restaurant Coupons
	Severance & Terminations	Vacation Savings	Saving Funds
	EAP	Tuition Assistance for employees	Savings Box
		Service Awards	Company Car
Fleet Insurance
Fleet Services

Time Off and Leaves of Absence	Vacation and Holiday	Vacation	Vacation
	Additional Shut down Holidays	Paid Leaves	Holidays

	Australia	Japan	South Korea
Retirement	Retirement DC	Retirement DB	Retirement DB
		Retirement DC	National Pension

Health & Welfare Plans	Death and TPD	Death and AD&D	Life & AD&D
	Medical Plan	Supplementary Long term disability Insurance	National medical insurance
	Health and Wellness	Medical Plan	Medical Insurance –Supplemental
	Business Travel Accident Insurance	Health Check Up	Medical Checkup
		Overseas Business Travel Accident Insurance	Seasonal flu Vaccine

Other Benefit Programs*	Salary Continuance	Service awards	Car / Transport Allowance
	Service awards	Company provided Housing/ Allowance	Wedding Gift
	Car Program	Car Program	Long Service
	Severance & Terminations	Leisure activity support	Festive Allowance
		Severance & Terminations	Birthday & Anniversary Gift
Meal Allowance
English Education Support Reimbursement
Sports Gym Support Reimbursement
Mobile Phone Reimbursement
Tuition Assistance (Reimbursement)

Time Off and Leaves of Absence	Leaves/Other benefit related policies	Leaves/Other benefit related policies	Child Birth
	Leave Loading	Overtime	Bereavement

	New Zealand	Singapore
Retirement	Retirement DC	Retirement DC – CPF

Health & Welfare Plans	Death and TPD	Life Insurance
	Medical Plan	AD&D
	Health and Wellness	Outpatient Clinical
	Business Travel Accident Insurance	Critical Illness / Major Medical
Hospitalization & Surgical

Other Benefit Programs*	Service awards	Transport Allowance
	Car Program	Shift allowance
	Severance & Terminations	Long Service Award
Gifts/Awards
Sponsorship for Educational program
Overtime Meal & Taxi Claim
Severance

Time Off and Leaves of Absence	Leaves/Other benefit related policies	Notice Period
Annual Leave and other leaves

	Austria	Belgium	Denmark
Retirement	Defined Benefit (old plan)	Pension Plan - DB White Collars (retirement)	Retirement
	Defined Contribution (new plan)	Pension Plan - DB White Collars (death)
Pension Plan - DB White Collars (disability)
Pension Plan – DC White Collars (retirement)
Pension Plan - DC White Collars (Death)
Pension Plan - DC White Collars (disability)
DC for Blue Collars (retirement)
DC for Blue Collars(Death)
DC for Blue Collars (Disability)

Health & Welfare Plans	Accidental Death and Disability	Accident du traveil at Accident Corporels (all white and blue collars)	Life
	Occupational Disease	Assurance Mission	Disability
	Local Business Travel Accident	Mondial assistance	Medical
	Short term Disability	Sick Pay / Medical Benefits—Ambulatoire	Business travel abroad
	Disability (Salary continuation)	Sick Pay / Medical Benefits — Hosp Insurance	Collective accident insurance
Medical Plan

Other Benefit Programs*	Transportation Programs	Gift Vouchers	Service Award
	Meal Allowance / Subsidized Eating Facilities	Eco Checks	And other awards
	Service Award	Representation Allowance	Sport Allowance
	Discounted Company Products	Meal Allowance	Meal
	Sport	Daily Allowance	Discounts on Other Company Products or Services
	Childcare	Internet	Severance
	Company cars	Termination
Severance Payments
Termination indemnities

Time Off and Leaves of Absence	Vacation	Vacations	Sick Leave
	Other leave	Time Schedule and leaves	Vacation
Vacation Bonus
Paternity leave only (statutory)

	Finland	France	Germany
Retirement	Retirement Plan (TYEL)	Saving Plan	Defined Benefit Plans (CLOSED PLANS)
		Plan d’Epargne Collective (PERCO)	Pension Plan – Cash Balance White Collars (retirement)

Health & Welfare Plans	Life and Disability	Death and Disability	Life and Disability Accident Insurance
	Medical Plan; Employee Occupational Health	Medical Plan Hospitalization	Short term disability Insurance
	Glasses	Mandatory Physical examination	Medical and Dental Plan
	LOCAL BTA	Additional Physical examination
Discounts on Other Company Products or Services

Other Benefit Programs*	Service Award	Severance and termination	Severance & Terminations
	And other awards	Meal Allowance / Subsidized Eating Facilities	Transportation Programs
	Sport voucher	Service Awards	Savings Plan
	Severance	Vaccines	Meal Allowance / Subsidized Eating Facilities
		CESU gift voucher	Service Awards
Kontoführungsgebühr (Bank service commission)
Family Support
In House doctor

Time Off and Leaves of Absence	Vacation Bonus	Working Schedule	Vacation and Paid Leave
	Miscellaneous Paid Leave	Parental Leave
	Vacation	Paternity Leave
	Sick Leave (statutory)	Bereavement Leave
	Maternity Leave (statutory)	Miscellaneous Paid Leave
Paternity Leave (statutory)
Bereavement leave Only Statutory

	Ireland	Italy	Netherlands
Retirement	Pension Plan - DB (Retirement)	Defined Contribution FONCHIM Fund	Retirement DB Plan (closed)
	Pension Plan DB (Death)	Defined Contribution PREVIGEN Fund	Retirement DC Plan (open)
Pension Plan - DC (retirement)
Pension Plan - DC (Death)

Health & Welfare Plans	Long Term Disability Plan	Death Insurance	Life and Accident Insurance
	Medical	Accident insurance	Short term disability (sick pay)
	Annual medical check-up	Medical/Dental	Health and Wellness Programs
		Medical/Dental Othr employees	BeWell initiatives
		Medical Check Up	Medical and Dental (optional coverage)

Other Benefit Programs*	Meal Allowance / Subsidized Eating Facilities	TERMINATION Indemnities - Mandatory	Termination Notice period
	Service Award	Termination	Termination Severance Payment
	Discounts on Other Company Products or Services	Meal Allowance / Subsidized Eating Facilities	Representation allowance
	Cycle to work scheme	Service Awards	Phone/internet allowance
	Employee Assistance Program	Discounted Company Products	Sport allowance
	Company Car Allowance		Commuting allowance
	Termination Indemnities: Lump sum		Service Awards
Meal Allowance / Subsidized Eating Facilities

Time Off and Leaves of Absence	Sick Absence Policy	Sick pay - White Collars	Vacation
	Working hours	Vacation (including carry-forward and pay-out options)	Maternity Leave
	Vacation	Maternity Leave	Paternity Leave
	Public Holidays	Paternity Leave	Bereavement Leave
	Maternity	Parental Leave	Miscellaneous Paid Leave
	Other leaves	Bereavement Leave
Marriage
Other paid leaves

	Norway	Portugal	Spain
Retirement	Retirement Plan	Retirement	Pension Plan - DC (Retirement)

Health & Welfare Plans	Life and Disability	Life and Accident Insurance	Death Insurance Disability Insurance
	LOCAL BTA	Long term disability Insurance	Medical Plan
		Local BTA	Medical Check up
Medical and Dental Plan
Medical Examination

Other Benefit Programs*	Service Award	Severance & Terminations	Meal Allowance
	Vacation Bonus	Club Memberships	Service Award
	Severance	Meal Allowances	Termination Indemnities
	Sport voucher	Service awards	Working Hours
	Work and private time accident insurance	Vaccines	Preferred provider agreements
Meal Provided
Travel bag benefit
Other welfare benefits

Time Off and Leaves of Absence	Vacation	Sick Leave	Sick Leave
	Sick leave	Maternity Leave	Other Holidays (days off)
	Maternity Leave	Vacation	Paid leaves
	Paternity Leave	Bereavement Leave
	Bereavement Leave	Miscellaneous Paid Leave
Miscellaneous UnPaid Leave

	Sweden	Switzerland	United Kingdom

Retirement	DB Retirement Plan	New Bio Employees DC	Retirement - DB (unfunded promise)
	DC Retirement Plan	New Bio Employees DB	Retirement - DC
Retirement/Pension Counseling

Health & Welfare Plans	Private Life	Minimum Mandatory Coverage	Life Assurance
	Medical (optional)	Accident Insurance — UVGZ (on top of minimum Mandatory Coverage)	Short Term Sick Pay
	Group Insurances (optional)	Short Term Sickness	Long term Sick Pay
		Medical allowances	Group Income Protection (Long term Disability)
		Medical Examinations	Local BTA
		Business Travel Insurance (in addition to Global)	Medical Plan Baxter Funded

Other Benefit Programs*	Sport Reimbursement	Transportation	Cash Plan Westfield
	Severance	Lunch Allowances, Canteen	Health Screening Baxter Funded
	Service Awards	Club/Sport Membership	Service Award
	Vaccines	Free Vaccinations	Unum Lifeworks
	Massage	Awards (Service, Marriage, wedding, etc.)	Your Benefits (Flexible Benefits)
	Eye Care	Discounts	Discounted Hire car - Hertz.
	Stop Smoking		Discounted Holidays
Discounted Hotel and Cottage stays
Discounted IT Equipment
Discounted Purple Parking
Costco Membership
Regency Park Health Club Discount

Time Off and Leaves of Absence	Sick Leave	Vacation	Vacation
	Time Schedule	Other paid leaves	Maternity Leave
	Flex time	Maternity Leave	Paternity Leave
	Vacation		Parental Leave
	Days off		Bereavement Leave
Miscellaneous Paid Leave

*	Other Benefit Programs include perqs/allowances but is not intended to be inclusive of all plans/porgrams within each country.

Schedule 4.01(a) / 4.02(a)(ii)

Baxalta Non-U.S. Plans – Former Employees

1.	Austria Baxter AG Retirement Plan
2.	Austria Innovations GmbH Retirement Plan
3.	Switzerland Baxter Bioscience
4.	Switzerland Baxter AG
5.	Switzerland Baxter Healthcare

Mutual Agreement Re: Asset Transfer Methodology

The Parties mutually agree, as contemplated by the following provisions of Section 4.01(a) and Section 4.02(a)(ii) of the Agreement, for the avoidance of doubt, that where applicable local Laws specify the method for valuation, the applicable local Laws will be followed (but interpreted as closely as possible to the language of the Agreement to the extent such an interpretation is permitted).

Applicable Excerpt – Section 4.01(a)

Assets will be allocated between the plans based on the proportion of Liabilities borne by each plan. Except as otherwise mutually agreed upon by the Parties, such Liabilities will be valued using the projected benefit obligation based on plan provisions as in effect at the Applicable Closing Date and applying demographic and other assumptions used in the most recently completed valuation of the applicable Non-U.S. Baxter Benefit Plan (and taking into account the requirements of ASC 715 as it exists as of the Applicable Closing Date); provided, however, that all economic assumptions will be updated as of the Applicable Closing Date.

Applicable Excerpt – Section 4.02(a)(ii)

Assets will be allocated between the plans based on the proportion of Liabilities borne by each plan. Except as otherwise mutually agreed upon by the Parties, such Liabilities will be valued as of the Shared Plan Replacement Date using the projected unit credit method based on plan provisions as in effect at the Shared Plan Replacement Date and applying the demographic and other assumptions used in the most recently completed valuation of the applicable Non-U.S. Baxter Benefit Plan (and taking into account the requirements of ASC 715 as it exists as of the Shared Plan Replacement Date); provided, however, that all economic assumptions will be updated as of the Shared Plan Replacement Date.

Schedule 4.02(a)

Continued Baxalta Participation in Baxter Non-U.S. Plans

1.	Switzerland (*) – Baxter and Baxalta employees will continue to participate in the existing Baxter Swiss pension foundation until on or about January 1, 2016. On or about January 1, 2016, the existing Baxter Swiss pension foundation will transfer to Baxalta and active Baxter employees as of such date will transfer out of the current Swiss pension foundation into a newly established Baxter Swiss pension foundation or a separate multi-employer foundation.

2.	Japan

•	Assets for defined benefit pension plan will be combined until government approval by MHLW

Schedule 5.01(c)(iii)

Flexible Spending Accounts

•	Canada

•	Spending credits will not transfer to Baxalta

•	Participants have been advised that Flex credits need to be used by June 30th and they have 90 days post June 30th to process claims through Baxter.

Schedule 6.01(e)

Equity Adjustment Exceptions

1.	Certain re-hire grants made after July 1, 2014 will be subject to the “basket” approach described in Section 6.01(a) such that those awards (as determined in agreement with the applicable employee) are treated in the same manner as 2014 awards that were not new hire grants.

Schedule 7.16

Reverse Jurisdictions

1.	Austria Baxter AG Retirement Plan
2.	Austria Innovations GmbH Retirement Plan
3.	Switzerland Baxter Bioscience
4.	Switzerland Baxter AG
5.	Switzerland Baxter Healthcare